UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.
(Name of Registrant as Specified In Its Charter)

N/A
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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.
17782 Sky Park Circle
Irvine, California 92614
(714) 662-5565, Extension 600

January 2, 2014

Dear Holders of Units of Limited Partnership Interest (“Limited Partners”):

Enclosed please find a Consent Card for you to complete and forward. In the alternative, you may vote via the Internet or telephone.

You own Units of Limited Partnership Interest in WNC California Housing Tax Credits III, L.P. (the “Partnership”). The Partnership has sold its interest in all but one apartment complex. We are writing to request your consent to authorize WNC California Tax Credit Partners III, L.P., as the sole general partner of the Partnership, to permit the sale of the Partnership’s interest in that apartment community.

In connection with the proposal, attached are a Notice for Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the proposal, and a Consent Card with a return envelope. You are urged to read the Consent Solicitation Statement carefully. If you are in doubt as to how to deal with the matters described in the Consent Solicitation Statement, you should consult your financial advisor.

If you want your vote to be represented, you should vote via the Internet or telephone or complete the enclosed Consent Card and sign, date and return it promptly in the enclosed postage-paid envelope, or in another manner set forth in the section of the attached Consent Solicitation Statement entitled “Voting Procedures.” Please note that this solicitation will expire no later than 5:00 p.m. (Pacific Time), on February 28, 2014, unless extended.

Sincerely,

WNC California Tax Credit Partners III, L.P.,
General Partner

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

714.662.5565      714.662.4412 F
17782 Sky Park Circle, Irvine, California 92614
wncinc.com

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC California Housing Tax Credits III, L.P. (the “Partnership”)

We are writing to request your consent to an amendment of the Partnership’s agreement of limited partnership. The amendment would authorize the sole general partner of the Partnership to permit the sale of a Partnership investment. The proposed amendment and sale information are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of units in the Partnership, we are asking for your consent. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in voting via the Internet or telephone or in completing and forwarding the enclosed Consent Card, please call WNC & Associates, Inc., Investor Services, at 714-662-5565, Extension 600.

DATED at Irvine, California, January 2, 2014.

WNC California Tax Credit Partners III, L.P.,
General Partner

IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE EITHER VOTE VIA THE INTERNET OR TELEPHONE OR COMPLETE THE ENCLOSED CONSENT CARD AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

CONSENT SOLICITATION STATEMENT

PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

January 2, 2014

INTRODUCTION

The limited partners (the “Limited Partners”) of WNC California Housing Tax Credits III, L.P., a California limited partnership (the “Partnership”) are being asked by the Partnership and its sole general partner, WNC California Tax Credit Partners III, L.P., a California limited partnership (the “MGP”) to consider and approve an amendment to the Partnership’s Agreement of Limited Partnership (the “Proposal”). The Proposal would permit the sale of the Partnership’s interest (the “CV Roseville LP Interest”) in Colonial Village Roseville, a California limited partnership (“CV Roseville”) for a purchase price as described herein. CV Roseville owns the apartment complex known as Colonial Village-Roseville (the “Property”). THE PROPOSAL WOULD PERMIT THE SALE OF THE LAST PARTNERSHIP ASSET TO AN AFFILIATE OF THE MGP.

An affirmative vote to amend the Partnership’s Agreement of Limited Partnership is also an affirmative vote for the sale of the Partnership’s interest in CV Roseville. There will not be a separate vote on the sale. The Partnership and the MGP recommend approval of the Proposal.

The Property is the last in which the Partnership has an interest. Upon the sale of the Partnership’s interest in CV Roseville, the Partnership’s business would be wound up, and the Partnership dissolved and its Certificate cancelled (the “Termination”), and unused passive losses would be available to individual Limited Partners.

The Partnership was formed in 1992 as a finite life entity to raise capital through the sale of its units of limited partnership interest (the “Units”), to invest the net proceeds in entities (the “Local Limited Partnerships”) owning apartment communities generating federal low income housing tax credits, to hold the interests in Local Limited Partnerships through the period such credits would be realized, and then to dispose of these investments. The Partnership invested in a total of 18 Local Limited Partnerships, and 17 of its investments have been sold.

In the aggregate, the original Limited Partners have received a federal tax credit return of approximately 114.1% of invested capital, and a California tax credit return of approximately 30% of invested capital, for a total return of approximately 144.1%.

The Partnership is governed by its Agreement of Limited Partnership dated as of October 5, 1992, as amended to date (the “Partnership LPA”).

The general partners of CV Roseville at the date of the Partnership’s initial investment therein were The S.P. Thomas Company of Northern California, Inc., a California corporation (“SPTC”), and Project GO, Incorporated, a California non-profit corporation (“Project GO”). In 1996, SPTC withdrew as a general partner, leaving Project GO as the sole general partner of CV Roseville. The Certificate of Limited Partnership of CV Roseville was not amended by Project GO to reflect this withdrawal until 2002. The Partnership is the sole limited partner of CV Roseville.

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Under the Proposal, the MGP would be authorized to sell the CV Roseville LP Interest to any party, including an affiliate of the MGP. If to an affiliate, the purchaser (the “LP Purchaser”) would be either WNC Investment Partners, LLC, a California limited liability company or WNC Community Preservation Partners, LLC, a California limited liability company. In conjunction with the distribution of this Consent Solicitation Statement, the following persons have filed a Rule 13e-3 Transaction Statement with the Securities and Exchange Commission (the “Filing Persons”):

●	the Partnership,
●	the MGP,
●	WNC & Associates, Inc., which is the sole general partner of the MGP (“WNC”),
●	WNC Investment Partners, LLC and WNC Community Preservation Partners, LLC, either of which may purchase the CV Roseville LP Interest,
●	Wilfred N. Cooper, Jr., the President of WNC, the limited partner of the MGP, and the manager and a member of each of WNC Investment Partners, LLC and WNC Community Preservation Partners, LLC.

The Property is located in Roseville, California. Consistent with the investment objectives of the Partnership, the Property qualified for federal low income housing tax credits under the Internal Revenue Code for a 10-year period, and for California tax credits for a four-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property or the CV Roseville LP Interest.

As discussed below under “CV Roseville and the Property,” the audited financial statements for CV Roseville state that there is one mortgage lender for the Property. The MGP does not anticipate that there would be any cancellation of debt income if the proposed sale were to be consummated.

In connection with the withdrawal of SPTC as a general partner of CV Roseville, Project GO and SPTC executed an Assignment & Transfer of General Partner Interests and Security Agreement. The subject matter was the general partner interest in CV Roseville and in Colonial Village Auburn, a California limited partnership (“CV Auburn”), in which an affiliated investment fund of WNC is the limited partner. The general partner interest of Project GO in each of CV Roseville and CV Auburn were sold by SPTC for an aggregate purchase price of $600,000, which was paid by a promissory note of Project GO bearing interest at the rate of 7.5% per annum, payable in monthly installments over 15 years. To the best knowledge of the MGP, this note is not current. See “CV Roseville and the Property” below.

Consistent with the Partnership’s objectives, the Property has generated passive losses from its operations. For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Property, or the sale of the CV Roseville LP Interest. The sale of the Property or the sale of the CV Roseville LP Interest could allow Limited Partners to use passive losses previously allocated to them and related to CV Roseville but not used. An individual Limited Partner’s passive losses from the Property in most cases should be available to offset some or all of the gain from the sale of the CV Roseville LP Interest. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of CV Roseville.

Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of the sale by the Partnership of the CV Roseville LP Interest.

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QUESTIONS AND ANSWERS ABOUT THIS
CONSENT SOLICITATION STATEMENT AND THE PROPOSAL

Q:  Why have I received this Consent Solicitation Statement?

A:  You have received this Consent Solicitation Statement because the Partnership LPA permits the Limited Partners to approve the proposed sale of the Property or the CV Roseville LP Interest. You are entitled to vote because, according to the records of the Partnership, you owned Units on January 2, 2014.

Q:  What does the Proposal involve?

A:  The Partnership owns an interest in only one apartment complex. We are proposing to sell that interest. In addition, the MGP intends to pay or make provision for all Partnership obligations and liabilities, and dissolve the Partnership.

Q:  How can the Proposal be approved?

A:  The Proposal will be approved with the consent of a majority-in-interest of all Limited Partners. A sale under the Proposal, unless court-ordered or court-approved in connection with the litigation described below between the Partnership and Project GO, will be subject to the approval of Project GO, which holds the general partner interest in CV Roseville.

Q:  How will proceeds from a sale be used?

A:  In accordance with the Partnership LPA, net proceeds of a sale will be used for the payment of Partnership debts and obligations and establishment of reserves, including debts and obligations owed to the MGP.

Q:  Why is the MGP proposing to sell the Partnership’s assets at this time?

A:  The MGP is recommending the Proposal because the MGP believes the Partnership has maximized the principal benefits of owning the Property, in particular, generating for the Limited Partners low-income housing tax credits. Other reasons for the recommendation include:

●
A sale of the Property or the CV Roseville LP Interest would allow Limited Partners who are individuals to use their unused passive losses to offset the gain from the sale. LIMITED PARTNERS WHO HAVE NO UNUSED PASSIVE LOSSES WOULD HAVE TAXABLE GAIN WITHOUT A CASH DISTRIBUTION TO PAY THE RESULTING TAX LIABILITY.

●	The Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.
●	The Property no longer produces tax credits, which was a principal benefit of investing in the Property.
●	It is now possible to sell the Property or the CV Roseville LP Interest without a recapture of prior tax credits.
●
The appraised value of the Property as set forth in the appraisal report as of October 23, 2012 was $2,655,000, and in the valuation update as of October 1, 2013 was $2,590,000. In order for the Limited Partners to receive any distribution on a sale, based on the current obligations of CV Roseville and the Partnership, either

o	the Property would have to be sold for an amount in excess of $3,233,000, or
o	the CV Roseville LP Interest would have to be sold for an amount in excess of $1,625,000.
●	The Partnership has insufficient cash to pay its obligations, and is dependent on the willingness of WNC to continue funding the payment of expenses.
●	The mortgage loan can only be prepaid with consent of the lender, and on payment of a premium.
●

The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnership to generate any additional economic benefit from future tax credits.

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●	The Property is more than 15 years old and is in need of capital improvements and upgrades.
●	Maintenance and administrative expenses associated with an aging apartment community will continue to increase.

See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below for a more extensive discussion of the obligations of CV Roseville and the Partnership.

We believe that the increasing age of the Property will lead to increased maintenance and administrative expenses for the Property.

The MGP believes that in the case of the majority of Limited Partners, primary benefits of a sale and Termination will be (i) the elimination of a Partnership Schedule K-1 for the Partnership, and (ii) the tax benefits associated with freeing up previously suspended passive activity losses. Assuming that an individual Limited Partner has held his or her Units since the Partnership’s initial offering, and that the Partnership’s passive activity losses have only been used by the Limited Partner to offset any previous passive activity income/gain from the Partnership, the MGP estimates that a sale and Termination will free up previously suspended passive activity losses to offset any taxable income and gain from a sale and Termination, and perhaps other income of the Limited Partner. However, each Limited Partner should consult his or her personal tax advisor to determine the actual amount, if any, of passive activity losses which the Limited Partner may have suspended.

Q:  How does this impact my need to file a Schedule K-1?

A:  You will get a final K-1 on Termination. A sale under the Proposal will afford the Limited Partners an exit strategy. There are few other opportunities to liquidate an investment in Units due to the absence of an established market for the Units.

Q:  Does the MGP recommend that I consent to the Proposal?

A:  Yes. The MGP recommends that Limited Partners consent to the Proposal by marking the box entitled “FOR” on the enclosed Consent Card and returning the Consent Card promptly in accordance with the voting procedures described in “VOTING RIGHTS AND PROCEDURES” below or by using the Internet option or telephone option discussed below. The MGP, however, has conflicts of interest in recommending the Proposal. For additional information regarding our conflicts of interest, see “SPECIAL FACTORS” and ‘CONTINGENCIES” below.

Q:  Will I owe any federal income tax as a result of a sale and Termination?

A:  A sale under the Proposal and the Termination of the Partnership are expected to generate gain to the Limited Partners for United States federal income tax purposes and state income tax purposes. On the other hand, a sale and Termination may free up passive activity losses which may allow Limited Partners to gain the benefit of suspended and unused passive activity losses. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or from a person other than the Partnership. Please consult your tax advisor to determine the exact tax consequences of a sale and Termination to you. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below.

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Q:  What if a sale is not made?

A: If the Proposal is not approved by a majority in interest of the Limited Partners, or if the Proposal is approved but the sale is not approved by Project GO or the court hearing the litigation, then each of CV Roseville and the Partnership will continue to exist as a legal entity with its respective assets and liabilities. You will continue to get a K-1 for the Partnership, subject to the Partnership’s ability to pay for its preparation and distribution. The Partnership will continue to incur annual expenses if it continues to operate. The average of annual expenses other than asset management fees for the past two years was approximately $51,000, and anticipated annual management fees are approximately $25,000, for a total of approximately $76,000. However, the Partnership has operated at a deficit for the last four fiscal years, and it had cash of only $11,000 as of September 30, 2013. The Partnership expects its future cash flows and current assets to be insufficient to meet the Partnership’s foreseeable cash requirements. WNC, one of the Filing Persons, has agreed to continue providing advances sufficient to fund the cash requirements of the Partnership through November 30, 2014. WNC is not required to do so, and if it does not for any period after November 30, 2014, the Partnership would have no apparent resources to cause to be prepared its periodic reports with the SEC or its tax information returns with the IRS. The decision of WNC to continue to fund expenses will be made on a periodic basis, and no decision has been made for periods subsequent to November 30, 2014.

Q:  How long do I have to consent?

A:  You may submit your vote now using the Internet or telephone. If you prefer, in the alternative please mark your vote, sign and return the Consent Card using the enclosed postage pre-paid envelope provided or fax it to Insurer Direct Corp at (202) 521-3464. In order for your Internet vote, telephone vote or Consent Card to be accepted, it must be received by 5:00 p.m., Pacific Time, on the earlier of the date as of which the Limited Partners approve the Proposal, or February 28, 2014, unless extended by the MGP (the “Expiration Date”). See “VOTING RIGHTS AND PROCEDURES” below.

Q:  Can I revoke my consent?

A:  Yes. You may withdraw or revoke your vote at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the vote must be received prior to the Expiration Date and addressed as follows: Investor Services, 17782 Sky Park Circle, Irvine, California 92614. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of Units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q:  Do Limited Partners have dissenter’s rights?

A:  Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Proposal.

CV ROSEVILLE AND THE PROPERTY

In 1993, the Partnership invested approximately $2,811,000 in CV Roseville. CV Roseville developed the Property, a low-income housing apartment community located in Roseville, California consisting of 14 two-story apartment buildings containing 56 units. Roseville is a city in Placer County with a population of approximately 125,000 that is part of the Sacramento metropolitan statistical area.

CV Roseville obtained a 30-year permanent mortgage loan from California Community Reinvestment Corporation, a California nonprofit public benefit corporation (“CCRC”), in the original principal amount of $2,200,000. The loan provided for an initial interest rate of 7.67% and monthly payments of approximately $15,600 commencing in September 1995. The interest rate and monthly payment were adjusted on the 11th anniversary and will be adjusted again on the 21st anniversary, to a margin of 2.75% above the index rate. The current interest rate is 6.89% and the monthly payment is approximately $14,700. The amount outstanding as of June 30, 2013, according to the financial statements of CV Roseville, was approximately $1,447,000. The CCRC loan can only be prepaid with the payment of a premium. The premium is equal to approximately 1% of outstanding debt. Based on the amount of the debt outstanding at June 30, 2013, the premium would be approximately $14,500.

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In connection with the allocation of low-income housing tax credits to CV Roseville, a Regulatory Agreement - Federal and State Tax Credits (the “Extended Low Income Housing Commitment”) was entered into dated February 28, 1995 between California Tax Credit Allocation Committee (“TCAC”) and CV Roseville. The Extended Low Income Housing Commitment requires the Property to be operated as low-income housing in accordance with the Extended Low Income Housing Commitment for a period of 55 years from the date the Property was placed in service.

PROPOSAL – AMENDMENT TO PARTNERSHIP LPA

Generally, the Partnership LPA permits the Partnership to sell its assets without the consent of the Limited Partners. However, the Partnership LPA does not permit (i) the sale of an interest in a Local Limited Partnership to an affiliate of the MGP, or (ii) the sale at one time of all or substantially all the assets of the Partnership, except in connection with the liquidation and winding up of the Partnership's business upon its dissolution. A complete statement of the Proposal is as follows:

“Section 5.3.5.   Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Partnership shall be permitted to sell its interest in Colonial Village Roseville, a California limited partnership for a price equal to the “Net Value” to any party, including an Affiliate of the General Partner. The “Net Value” shall be the amount that would result from a sale of the Property of Colonial Village Roseville at the appraised value of the Property set forth in a third party appraisal with an effective date of not more than six months prior to the date of sale, less all obligations that would be payable therefrom by Colonial Village Roseville and the Partnership.”

The Net Value, using the appraisal amount in the appraisal update as of October 1, 2013 described below (see “SPECIAL FACTORS”) is calculated by the MGP to be negative due to the mortgage owed and the payables owed to the MGP. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” ACCORDINGLY, IF THE PROPOSAL IS APPROVED BY A MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS, THE CV ROSEVILLE LP INTEREST WILL BE SOLD TO THE LP PURCHASER FOR $1.00, SUBJECT TO THE APPROVAL OF PROJECT GO AND/OR PURSUANT TO COURT ORDER OR APPROVAL. IN THE ALTERNATIVE, IF THE PROPOSAL IS APPROVED BY A MAJORITY-IN-INTEREST, THE CV ROSEVILLE LP INTEREST WOULD BE SOLD TO A THIRD PARTY BUYER. AS DISCUSSED ELSEWHERE, THE APPRAISED VALUE OF THE PROPERTY (BUT NOT OF THE CV ROSEVILLE LP INTEREST) WAS $2,590,000 AS OF OCTOBER 1, 2013. If the Proposal is approved, and if the CV Roseville Interest is not sold to the LP Purchaser, it may be sold at any time in the future without further approval of the Limited Partners to a third party, provided the minimum pricing terms set forth in the Proposal are met.

SPECIAL FACTORS

Background and Purpose

In connection with the public offering of its Units, the Partnership’s prospectus stated as follows:

“It is hard to tell now exactly when or whether the Partnership will be able to realize any sale proceeds from an Apartment Complex. The “recapture” rules for Low Income Housing Credits prohibit the sale of an Apartment Complex before the end of the fifteenth year after the Low Income Housing

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Credits begin to be taken (even though Low Income Housing Credits only last for ten years), and these rules can apply to require the continued use of a California Apartment Complex as low-income housing for between 30 years to 55 years in total. Government subsidy programs also limit sale or refinancing opportunities, and sometimes buildings like the Apartment Complexes are hard to sell.”

And the following was included in the Risk Factors section of the Partnership’s prospectus:

“Limitations on Sales of Apartment Complexes.  Any Apartment Complex receiving an allocation of Credit Authority must execute an Extended Low Income Housing Commitment with the state allocating the Credit Authority. The Extended Low Income Housing Commitment will require that the Low Income Units within the Apartment Complex be maintained as low-income housing for the Low Income Use Period, i.e., a period equal to at least 30 years. In California, the Low Income Use Period may be as long as 55 years. Accordingly, on any sale of an Apartment Complex during the Low Income Use Period, the purchaser would have to agree to continue to the low-income use of the Apartment Complex, thereby reducing the potential market, and possibly the sales price, for the property. Furthermore, the sale of an Apartment Complex may be subject to other restrictions. See “Risks of Government-Subsidized Housing Projects” below in this section and “Investment Objectives and Policies.” Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Apartment Complex, or, if it does so, that any significant amount of Sale or Refinancing Proceeds will be distributed to the Limited Partners. As a result, a material portion of the Low Income Housing Credits may represent a return of the money originally invested in the Partnership.”

As of December 31, 2009, the 15-year federal tax credit compliance period terminated for each of the Partnership’s Local Limited Partnerships. Based on (i) comments and questions from Limited Partners with respect to a liquidation of their Units, (ii) the lack of a public market for the Units, and (iii) the original objective of the Partnership respecting the holding period for its Local Limited Partnerships, the MGP believes that Termination of the Partnership is desired by the Limited Partners. Accordingly, the MGP has sought to sell the interest of the Partnership in each Local Limited Partnership, or the apartment complex of each Local Limited Partnership. The Partnership now holds an interest in only a single Local Limited Partnership. The primary purpose of the Proposal is to dispose of that asset and to provide Limited Partners with an opportunity to liquidate their investment in the Partnership. Intended consequences of the Proposal are the pursuit of the Limited Partners’ interests described below under “Reasons.” Potential consequences include the betterment of the business of the Filing Persons, if any such affiliates purchase, pursue management of, sale of, and/or a rehabilitation and resyndication of the Property.

Alternatives

Each of the other Local Limited Partnerships invested in by the Partnership has been sold. Each sale was either a sale of the Partnership’s interest in the Local Limited Partnership, or a sale by the Local Limited Partnership of its apartment complex. One or the other of these alternatives is the only practical means available to the Partnership to dispose of its remaining investment and liquidate. Of the sales that have occurred, no apartment complex was sold prior to the end of its 10-year credit period; one was sold in 2008, and two were sold in 2009, each after the end of its 10-year credit period but prior to the end of its 15-year compliance period. All other sales occurred after the end of the applicable 15-year compliance period. See “SPECIAL FACTORS” below for information regarding all the sales.

WNC and its affiliates have been seeking buyers on behalf of the Partnership for its assets and on behalf of certain other investment funds syndicated by WNC or its affiliates for their respective assets. The pool of potential buyers of existing low income housing properties is very limited. Low income housing properties are subject to extended low income housing commitments, which are recorded against title, and are enforceable by the state and by the tenants. Often, low income housing is financed with a combination of “hard” (amortized) debt and “soft” (payable only from cash flow) debt. The latter will typically entail an additional regulatory agreement with the lender or the state addressing operating requirements and restrictions for the property. The lender under either type of loan may require the owner to maintain an operating reserve and a replacement reserve. In the case of CV Roseville, the Extended Low Income Housing Commitment is between CV Roseville and TCAC, and the compliance period thereunder is a term of 55 years, which expires on December 31, 2049. Under the Extended Low Income Housing Commitment and current TCAC procedures, the transfer of the Property is subject to the approval of TCAC. These circumstances limit the pool of potential buyers. The debt secured by the Property is hard debt, and is being amortized by the monthly payments made by CV Roseville. According to a copy of the agreement forwarded to the MGP by Project GO, the lender has required CV Roseville to maintain a replacement reserve by depositing $16,800 annually, to maintain a reserve in the maximum amount of $140,000. The replacement reserve can only be used for repairs and replacements, and not rehabilitation. The replacement reserve would stay with the Property on any transfer thereof.

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In seeking to provide the Partnership with an exit strategy from its investment in CV Roseville, WNC determined that the pool of potential buyers would consist of buyers seeking to hold the Property or the CV Roseville LP Interest for any tax losses it might generate or buyers with the ability to rehabilitate the Property so as to generate a new 10-year allocation of tax credits. This rehabilitation would require financing from various sources, including equity from the sale of new tax credits allocated to the Property as a consequence of the rehabilitation. However, any such rehabilitation must be performed in accordance with the requirements of the Internal Revenue Code, and the requirements of the Roseville local housing agency and TCAC. Prior to commencing any such rehabilitation, the developer would have to either (i) apply to TCAC for a reservation of tax credits under Internal Revenue Code Section 42; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Either alternative requires the developer, among many other things, to establish that sufficient financing is available to acquire the real property, rehabilitate the apartment complex, and cover operating deficits. Accordingly, WNC determined that any buyer would need to possess certain characteristics to establish an ability to complete the rehabilitation, including, among others: (i) a familiarity with Roseville, a city which is northeast of Sacramento in the California central valley; (ii) a good working relationship with the City of Roseville and its housing agency; (iii) a good working relationship with TCAC; (iv) a good working relationship with the existing lender; (v) a good working relationship with the lenders willing to provide construction and permanent financing for low income housing; (vi) a good working relationship with a non-profit agency the mission of which is to assist in the development and operation of low income housing; involvement of a non-profit agency provides real estate tax abatements which are often critical to the operational success of a low-income housing property; (vii) a good working relationship with contractors and other trade persons in the Roseville area; and (viii) an established ability to syndicate the resulting tax credits, which requires a syndicator with an investment track record and relationships with investors in low income housing tax credit investment funds. The Partnership does not have the ability to engage in this rehabilitation itself, because it has been structured to hold its investments for a single cycle of acquisition, generation of credits and disposition. The Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnership to generate any additional economic benefit from future tax credits.

With regard to the CV Roseville LP Interest, in early 2013 the MGP specifically approached one potential buyer which has previously purchased assets from other WNC investment funds. The MGP is of the view that this potential buyer possesses each of the characteristics delineated above. The MGP did not request any minimum offer amount. In this regard, the MGP understood that Project GO was interested in disposing of its general partner interest in CV Roseville and in CV Auburn. This potential buyer decided to purchase the general partner interests of Project GO as a first step to making an offer to purchase the Partnership’s CV Roseville LP Interest and the limited partner interest for the other WNC investment fund in CV Auburn. It was anticipated that, following the sales, an affiliate of the purchaser of the general partner interests would research the financial feasibility of rehabilitating the two apartment complexes in accordance with the requirements of Internal Revenue Code Section 42 in an effort to generate new federal low income housing tax credits, which would require a combination of substantial equity and debt financing. If a favorable determination of financial feasibility for such rehabilitation were made, the affiliate would have made an offer to buy the CV Roseville LP Interest and the CV Auburn limited partnership interest. The offer for the CV Roseville LP Interest, had it been acceptable to the MGP, would have been proposed to the Limited Partners for their consent. It is expected that Community Preservation Partners, LLC, an affiliate of the MGP, would have been engaged to act as developer or co-developer (the “Developer”) for any rehabilitation. Neither the Partnership nor the Limited Partners would have had any interest in such a rehabilitation or any tax credits generated therefrom. Had this purchase been completed, it is anticipated that none of the proceeds would have been distributed to the Limited Partners. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” and “SPECIAL FACTORS” below.

Notwithstanding its prior indications to the contrary, Project GO refused to accept the offers to buy its general partner interests, and engaged counsel to issue threatening letters to the Partnership. Consequently, the Partnership and the WNC investment fund that owns the limited partner interest in CV Auburn have commenced litigation against Project GO. As set forth in the complaint filed against Project GO, the material contacts between the Filing Persons and Project GO are as set forth below. The complaint includes several causes of action against Project GO, including for alleged breach of contract and alleged breach of fiduciary duty.

In June 2011, WNC, on behalf of the Partnership and the other WNC investment fund which owns the interest in CV Auburn, communicated to Project GO that the Partnership’s and the other fund’s investment objectives had been realized and that, as such, the MGP had a fiduciary duty to the Limited Partners to close out the Partnership’s investment in CV Roseville. In doing so, WNC sought Project GO’s cooperation in the transfer of the CV Roseville LP Interest and the CV Auburn interest, and inquired about an appraisal of the Property and the property of CV Auburn. WNC also inquired if Project GO would be interested in acquiring the CV Roseville LP Interest and the CV Auburn interest.

In July 2011, WNC understood that Project GO agreed to cooperate with the transfer of the CV Roseville LP Interest and the CV Auburn interest. As for Project GO’s willingness to acquire the interests instead of a third party purchaser, the issue was purportedly deferred to a decision by Project GO’s Board of Directors.

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For the next several months, Project GO delayed any action for various reasons, including, but not limited to, its Board of Directors not making a decision, suggesting that the Partnership and the other WNC investment fund had not truly made an offer for Project GO to acquire the limited partner interests since full terms and conditions of such a purchase had not been communicated, the existence or absence of any appraisal, and a contention that the Partnership and the other WNC fund could not invoke their right to liquidate CV Roseville and CV Auburn, respectively, as a result of loan restrictions allegedly preventing liquidation. At the same time, Project GO encouraged WNC to seek out sales to third parties.

On March 20, 2012, WNC notified Project GO of the Partnership’s election under the CV Roseville partnership agreement to dissolve CV Roseville, and of the other WNC fund’s election under the CV Auburn partnership agreement to dissolve CV Auburn. WNC further advised Project GO that, upon dissolution, the partnership agreements provided for Project GO’s liquidation of the Property and the property of CV Auburn as promptly as would be consistent with obtaining the fair value thereof. WNC stated that, in its experience, Project GO should have been able to retain a broker and have the properties in contract for sale in approximately two months.

As of April 2012, Project GO, through its counsel, claimed that liquidation might violate the terms of existing notes, that the liquidation could be deferred if there was a loss in favor of a retention or distribution of assets, and that appraisals (while still not completed) suggested that there could be a substantial loss upon a sale of the properties. Project GO advised that it would not proceed with liquidation, and would defer the demand for liquidation until it had studied tax and market issues and advantages and disadvantages of a sale at a loss or a distribution in kind. At the same time, Project GO suggested that the Partnership and the other WNC fund could still seek to transfer their limited partner interests. Shortly thereafter, Project GO’s principal contacted WNC to advise that it could proceed with dissolution or other options, all of which “require further consideration and study.”

In June 2012, WNC repeated its demand for dissolution and liquidation, and offered to propose the names of real estate brokers if Project GO were unable to retain a broker. Project GO accepted the offer regarding the brokers, and on June 25, 11 2012, WNC provided Project GO with contact information for four candidates.

After the passage of several more months with no progress, WNC made an offer to Project GO to purchase Project GO’s general partner interests for an aggregate of $625,000, which was communicated on November 30, 2012. On the same date, Project GO agreed to pass the offer to its Housing Committee. In doing so, Project GO requested copies of the appraisals the MGP had commissioned in October 2012, which were delivered to Project GO on December 4, 2012.

As of January 21, 2013, Project GO had not responded to the offer. WNC requested a response. On January 30, 2013, Project GO made a counter proposal of $650,000 in cash, a release of all debts and obligations, and satisfaction of all principal and interest on the loan Project GO made to CV Auburn, for a total consideration of $950,000. As part of the same communication, but not a term or condition of the counter offer, Project GO offered to continue its property management services for the two properties. On February 14, 2013, the offer was rejected by WNC, but WNC advised Project GO that it was willing to increase the November 30 offer to $650,000 and requested a response by February 20, 2013.

On February 22, 2013, Project GO advised that the offer had been referred to the Housing Committee. The advisement included that a meeting had not yet been scheduled and a follow-up on the meeting date a proposed date for a response would be provided in another week. On the same date, WNC advised it had instructed counsel to commence the preparation of appropriate steps to cause a broker to be hired to sell the properties.

On March 22, 2013, Project GO sent an email advising WNC that after review of WNC’s correspondence, the Housing Committee had made a recommendation to the full Board and the Board approved a response which communicated the following: “Project GO, Inc. is willing to accept the all inclusive offer of $650,000 to purchase the Project GO, Inc. General Partner’s interests in the Colonial Village Roseville and Colonial Village Auburn partnerships.”

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The parties exchanged further communications about documentation necessary to complete the sale, including WNC’s preparation and April 28, 2013 delivery of separate lengthy written agreements for the admission of WNC as substitute general partner and the redemption and withdrawal of Project GO as general partner. WNC also arranged and Project GO agreed and permitted inspections to occur at the properties, as well as a file review, which was tentatively set for May 20, 2013.

On May 17, 2013, Project GO confronted WNC asserting that it was inappropriate for outsiders to be involved in the inspection process. Project GO’s counsel then sent a largely unintelligible letter on May 20, 2013 that was replete with inaccuracies and confusion. On June 4, 2013, WNC received a letter from another attorney, announcing his representation of Project GO, and, though providing somewhat more clarity than prior counsel, criticized WNC’s due diligence and inspections to consummate the deal that was already in place and demanding that WNC cease and desist from such activity.

On June 12, 2013, WNC responded, attempting to provide a factual summary, including confirmation of Project GO’s acceptance of WNC’s offer to purchase Project GO’s partnership interests, and the subsequent inspection activities.

On June 18, 2013, counsel suggested that the March 22 and March 25, 2013 acceptance of WNC’s $650,000 offer never occurred, and that there could be no contract because there were never any written agreements that were ever prepared, signed or executed.

WNC demanded that Project GO fulfill its general partner obligations by dissolving the partnerships as previously requested. WNC suggested facilitating that process by again offering to provide potential brokers to sell the apartment communities.

Subsequent communication resulted in no progress, and litigation was commenced. The Partnership and the other WNC investment fund served Project GO with a complaint filed in court on September 3, 2013. The complaint includes the following as causes of action: breach of contract for failure to sell Project GO’s general partner interests and for failure to dissolve CV Roseville and CV Auburn, dissolution of CV Roseville and CV Auburn, breach of fiduciary duty, accounting, and appointment of receiver, and intentional interference. On September 10, 2013, Project GO offered to the purchaser the CV Roseville LP Interest for $100,000. On October 24, 2013, Project GO filed a motion to purchase the CV Roseville LP Interest pursuant to California Corporations Code Section 15908.02. Under this provision of California law, when one partner sues for dissolution, the other may seek a court order enabling the defendant to purchase the interest of the plaintiff at fair market value as determined by three appraisers. It is not clear that the court would appoint appraisers possessing familiarity with the complexities of low income housing properties, and the MGP believes there is some risk in ceding control of the valuation process. Accordingly, the Partnership and the other WNC investment fund have amended the complaint to remove the dissolution causes of action. Project GO is resisting the amendment on procedural grounds and a decision is pending.

Reasons

Before recommending the Proposal, the Filing Persons considered the benefits and risks. The Filing Persons recommend the Proposal for the following reasons:

●	A sale under the Proposal would allow Limited Partners who are individuals to use their unused passive losses to offset the gain from the sale.
●
The Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership. Many Limited Partners find the Schedule K-1 required from their investment in the Partnership complicated to report on their own tax returns. That may require individuals to incur tax return preparation costs they would not otherwise have to incur.

●	CV Roseville no longer generates low income housing tax credits, which was a principal benefit of investing in CV Roseville.
●	It is now possible to sell the CV Roseville LP Interest without a recapture of prior tax credits.

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●
The appraised value of the Property as set forth in the appraisal report as of October 23, 2012 was $2,655,000, and in the valuation update as of October 1, 2013 was $2,590,000. In order for the Limited Partners to receive any distribution on a sale, based on the current obligations of CV Roseville and the Partnership, either

o	the Property would have to be sold for an amount in excess of $3,233,000, or
o	the CV Roseville LP Interest would have to be sold for an amount in excess of $1,625,000.
●	The Partnership has insufficient cash to pay its obligations, and is dependent on the willingness of WNC to continue funding the payment of expenses.
●	The mortgage loan can only be prepaid with consent of the lender, and on payment of a premium.
●	The Property is more than 15 years old and is in need of capital improvements and upgrades.
●	Maintenance and administrative expenses associated with an aging apartment community will continue to increase.

The Filing Persons have decided to recommend the Proposal on the proposed terms. The Partnership’s objective was to derive low income housing tax credits from its investment in the CV Roseville LP Interest, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the federal low income housing tax credit program. The Partnership does not have the necessary capital. The income tax liability from a sale of the CV Roseville LP Interest should be offset for an individual Limited Partner to the extent that the Limited Partner has unused passive losses attributable to the CV Roseville LP Interest or other sources.

In recommending approval of the Proposal, the Filing Persons believe it is important to note that the Property’s only realistic use is as low income housing, based primarily on its location, its original design as low income housing with very basic amenities, and the restrictions of the Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment effectively requires that the Property be operated as low-income housing for a period of approximately 36 more years.

The Filing Persons have structured the proposed purchase as described herein given a possible intended use of the Property by the LP Purchaser, and, perhaps, other affiliates of the MGP. The LP Purchaser and the Developer intend to investigate and research the financial feasibility of rehabilitating the Property in compliance with the requirements of Section 42 of the Internal Revenue Code. Section 42 is intricate and complex. Although contingent on the results of the lawsuit, if the Proposal is approved the Filing Persons anticipate that the LP Purchaser would purchase the CV Roseville LP Interest from the Partnership as part of a settlement of the lawsuit against Project GO, and in connection with a removal of or the withdrawal by Project GO, negotiate a sale of the Property to a purchaser with the characteristics described above so as to provided for a rehabilitation of the Property. The preservation committee of WNC has approved preliminary commencement of the investigation and research, to include the gathering of data and development of financial models. No third parties have been engaged as yet by the LP Purchaser, and no scope of work has been developed. Accordingly, there is no assurance that a rehabilitation could be completed. If not financially feasible, the MGP would seek to sell the CV Roseville LP Interest to a buyer interested in holding the CV Roseville Interest for any tax losses its operation might generate.

A typical rehabilitation of a low-income housing development will occur through a number of steps, starting with the formation of a new limited partner or limited liability company. The new entity will purchase a property that has completed its 10-year credit period and, generally, its 15-year compliance period. In order to be able to claim tax credits, the purchaser must expend at least $6,000 per residential unit in rehabilitation expenses. The purchaser must also either (i) apply to the tax credit allocation agency of the state in which the property is located for a reservation of tax credits; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Whether the LP Purchaser and the Developer would pursue either alternative is yet to be determined, but if they do pursue rehabilitation under Code Section 42, the MGP believes it more likely that they would pursue the second alternative. If issuance of the bonds is approved by the California State agency, the award of tax credits occurs automatically. In order to actually claim the tax credits, the property must be rehabilitated in accordance with the requirements of Code Section 42, and the demands of the investing community. The demands of the investing community must be satisfied as the capital provided by the sale of the tax credits constitutes a principal additional source of permanent funding for the costs of rehabilitation.

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The Partnership cannot undertake the rehabilitation of the Property. The Partnership is a finite life entity. In connection with the public offering of Units, the Partnership’s prospectus stated as follows: “The Fund Manager will try to liquidate each Series’ investments after the fifteenth year of the Series’ term, but when the liquidation will take place and for how much is impossible to predict.” The Partnership was formed to provide low income housing tax credits “over a period of 10 to 12 years.” The Partnership LPA required the Partnership to invest its capital available for investment within the later of (i) 24 months after the offering commencement date, or (ii) 12 months after termination of the offering. The Partnership was intended to acquire interests in entities owning low income housing properties, hold them for the production of low income housing tax credits, and then sell all assets and liquidate when the credits were realized and substantially all compliance periods assuring avoidance of credit recapture were completed. The Partnership was not formed to raise capital after the fifteenth year for the purpose of rehabilitating properties, or any other purpose.

Effects

The economic effects of the sale and Termination are discussed below under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” In addition, as discussed elsewhere herein, if the sale were consummated the Partnership would be dissolved, its affairs wound up, and its Certificate of Limited Partnership cancelled.

As described elsewhere herein, the MGP is a California limited partnership having WNC as its general partner and Wilfred Cooper, Jr. as its limited partner. Neither WNC Investment Partners, LLC nor WNC Community Preservation Partners, LLC has any interest in the MGP. If either of the LP Purchasers were to purchase the CV Roseville LP Interest, the interest of the LP Purchaser in CV Roseville would increase from zero to that currently held by the Partnership, which is a 99% interest in income and loss from operations. In 2012 and 2011, this was an allocation of $(65,829) and $(89,019). The interest of the LP Purchaser in the net book value of CV Roseville carried on the books of the LP Purchaser would increase from zero to the purchase price paid by the LP Purchaser. Mr. Cooper is the manager of each of WNC Investment Partners, LLC and WNC Community Preservation Partners, LLC and owns, respectively, a 60% and a 51% interest therein.

Appraisals and Reports

The Partnership obtained an appraisal of the Property and an update thereof from Gill Group. Gill Group was selected by the Partnership based on the MGP’s belief as to the expertise of Gill Group in appraising low-income housing properties in the State of California. The MGP’s belief is based on past experience with Gill Group, which has rendered appraisals of other properties invested in by the Partnership and other investment funds syndicated by the MGP, on its knowledge of the low-income housing industry, and on recommendations from others in the low-income housing industry. Samuel L. Gill, the principal of Gill Group, has been completing appraisals, market studies and Phase I Environmental Assessments for more than 30 years. According to the appraisals, he has extensive multifamily experience specializing in work for the Department of Housing and Urban Development as well as lenders and developers in the Low-Income Housing Tax Credit program. His accreditations include (i) General Accredited Appraiser (National Association of Realtors), and (ii) State Certified General Real Estate Appraiser (California and Missouri). Gill Group was instructed to appraise the Property as is, subject to any existing restrictions. No limitations were imposed by the Partnership on the appraiser’s investigation. Gill Group delivered a written report, dated November 9, 2012, which stated the value of the Property (as set forth below) as of October 23, 2012, and an addendum to the appraisal report dated October 1, 2013, which stated the value of the Property (as set forth below) as of October 1, 2013.

Other than with respect to the rendering of the other appraisal reports referred to above, during the past two years there has been no material relationship between Gill Group and the Partnership or its affiliates, including WNC & Associates, Inc., the WNC President and the LP Purchaser. Gill Group received a total of approximately $12,000 from the Partnership in connection with the rendering of appraisal reports for the Partnership during the period from June 30, 2011 to June 30, 2013. During that two-year period, Gill Group has received a total of approximately $396,000 from the MGP and its affiliates in connection with the rendering of all appraisal reports.

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The following is excerpted from the appraisal report dated November 9, 2012 under the caption “Introduction”:

“EXTENT OF THE INVESTIGATION (SCOPE)

As part of this appraisal,the appraiser made a number of independent investigations and analyses. The investigations undertaken and the major data sources used are as follows: City of Roseville; the Placer County Recorder; the Placer County Assessor; United States Bureau of Labor Statistics; United States Census Bureau; Nielsen Claritas, Ribbon Demographics and ESRI Business Information Solutions.

AREA AND NEIGHBORHOOD ANALYSES

Primary data was gathered pertaining to the subject neighborhood and the area during the period of October 22, 2012 to October 26, 2012. This information was analyzed and summarized in this report. Area data was obtained from the City of Roseville; the Placer County Recorder; the Placer County Assessor; United States Bureau of Labor Statistics; United States Census Bureau; Nielsen Claritas; Ribbon Demographics; and ESRI Business Information Solutions. The neighborhood analysis was based on the observations made by the appraiser as well as the sales in the neighborhood.

SITE DESCRIPTION AND ANALYSIS

A physical inspection of the site was made on October 23, 2012, by Jon Richmond, Appraiser Trainee. The appraiser trainee inspected the interior and exterior of the property. Samuel Gill, State Certified General Real Estate Appraiser, also viewed the exterior of the property. The inspector walked the site, physically inspected the exterior and all common areas and inspected at least one unit of each varying type. More than one of each unit type may have been inspected based on the condition, number of vacancies at the time of inspection or other mitigating factors. While inspecting the interior of each unit type, the inspector physically measured and calculated the size of differing units and considered the sizes provided by the property contact, if applicable. Based on measurements taken, the inspector determined the sizes provided by the contact were accurate. Therefore, the reported unit sizes were used in this report. The site and the street scenes were photographed and are included in this report.

IMPROVEMENT AND DESCRIPTION ANALYSES

Detailed descriptions of the site are included in this report. Interior and exterior photographs of the buildings at the subject are included in this report. Exterior photos of the rent comparables are also included in this report.

STATEMENT OF COMPETENCY

We have the knowledge and experience to complete the assignment competently based upon having completed appraisals of properties of a similar type throughout the United States for the past several years.

MARKET DATA

Market data on land sales were obtained from the subject neighborhood in Roseville and the surrounding area. Market data on improved sales and leased properties were obtained from Roseville and the surrounding area. The improved sales were obtained fromparties involved with the sales. Summaries of the sales and leases are included in this report.

Attention of the reader is also directed to the assumptions and limiting conditions contained within the report.

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REASONABLE EXPOSURE TIME

In the definition of market value, one of the conditions of a “market value sale” is as follows: a reasonable time is allowed for exposure in the open market. Marketing time has a definite influence on the potential selling price of a property. To obtain a maximum selling price, a property must be exposed to a given market for a time long enough to enable most market participants to gain full knowledge of the sale and the attributes of the property.

To produce are liable estimate of the expected normal marketing period for the subject property, the following factors were considered and findings analyzed:

        1.     Historical evidence.
        2.     Supply and demand relationships including vacancy and occupancy rates.
        3.     Revenue and expense changes.
        4.     Future market conditions.

HISTORICAL EVIDENCE

Generally, the sales in the Sales Comparison Approach were on the market for one to two years. Since current supply and demand relationships are similar to historical relationships, there is justification for some reliance on historical evidence.

SUPPLY AND DEMAND RELATIONSHIPS

A survey of apartment complexes in Roseville, California, and the surrounding area indicate that they are not owner-occupied. The Income Approach discusses similar apartment complexes in Roseville, Placer County, California, which were leased.

REVENUE AND EXPENSE CHANGES AND FUTURE MARKET CONDITIONS

A survey completed by PwC Real Estate Investor Survey indicated that the change rate of apartment complexes ranges from -2.00 to 10.00 percent, with an average of 2.73 percent for the Third Quarter of 2012. During the same period a year ago, the market rent change rate ranged from -2.00 to 8.00 percent, with an average of 2.00 percent.

The changes in expenses range from 1.00 to 3.50 percent, with an average of 2.69 percent (Third Quarter of 2012). The survey for a year ago indicated a range of expenses from 0.00 to 4.00 percent, with an average of 2.68 percent.”

The following is excerpted from the appraisal report dated November 9, 2012 under the caption “Appraisal Procedures”:

“In order to develop a reasonable opinion of the value of the subject property, the following appraisal techniques have been used:

The Cost Approach

The Cost Approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property.

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The Income Approach

The Income Approach is based on an estimate of the subject property’s possible net income. The net income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth and anticipated future benefits (net income) derived from the property.

The Sales Comparison Approach

The Sales Comparison Approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.

In preparing this appraisal, the appraiser inspected the subject property and analyzed historic operating data for the subject. A Cost Approach was used to determine the effective age and economic life of the proposed development. Furthermore, I gathered information on competitive properties in the region for comparable improved rentals and operating expenses. Lastly, comparable sales were gathered primarily for their use as overall rate indicators. This information was applied in the Income Capitalization Approach. The application of each measure of value is discussed further in appropriate sections of this report.”

The following is excerpted from the appraisal report dated November 9, 2012 under the caption “Valuation Section”:

COST APPROACH

The Cost Approach is a method in which the value of a property is derived by estimating the replacement cost of the improvements, deducting the estimated depreciation, and adding the market value of the land.

The first Step in the Cost Approach is to estimate the value of the subject site.

SITE VALUE

The comparison method is the most common way of developing a market value estimate for land. In the comparison method, sales of vacant land comparable to the subject property are gathered and analyzed. Ideally, such vacant sales are close in time and proximity to the subject property.

The sales prices are adjusted for time, location, physical characteristics, and other relevant variations. The adjusted prices are reduced to some common unit of comparison and conclude a unit value applicable to the subject property. This unit value, when applied to the appropriate unit measure, results in an estimate of market value for land.

An investigation revealed several sales of similar sites in the subject’s neighborhood. The comparables found are summarized on the following pages.

IMPROVEMENT VALUATION

The next step in the Cost Approach is to estimate the replacement cost new of the improvements. Replacement cost new (RCN) is defined as follows:

The estimated cost to construct, at current prices as of the effective date of the appraisal, a building with utility equivalent to the building being appraised, using modern materials and current standards, design and layout. A description of the improvements was presented in the Improvement Data section. The costs estimated were made based on the developer’s plans. Cost estimates were made based on the replacement cost new of the improvements using the Marshall Valuation Service Cost Manual. Soft costs are included in the base cost determined by the Marshall Valuation Service Cost Manual.

Depreciation Analysis

Depreciation may be defined as any loss of value from any cause. There are three general areas of depreciation: physical deterioration, functional obsolescence and external obsolescence. Depreciation may be curable or incurable, the test being that money spent to cure the depreciation be gained in value. If the depreciation costs more to fix than will be gained in value, then the depreciation is considered incurable.

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Physical Deterioration

This results from deterioration from aging and use. This type of depreciation may be curable or incurable.

External Obsolescence

This is due to circumstances outside the property itself, such as industry, demographic and economic conditions or an undesirable proximate use. This type of depreciation is rarely curable. The subject does seem to suffer from external obsolescence. The table on the following page shows the external obsolescence for the subject property, and the table on page 73 illustrates the subject’s restricted value based on the Cost Approach.

INCOME APPROACH

The Income Approach is a procedure in which the value of a property is estimated by means of capitalization of a net income stream, either imputed or actual. The steps in the procedure are as follows:

1.     Analyze the income the property is capable of generating.

2.     Estimate the rental loss from vacancy and uncollected rents.

3.     Estimate the amount of expense that will be incurred in operating the property.

4.     Subtract 2 and 3 above from 1 to arrive at a net income estimate before capital charges.

5.     Using an appropriate rate, capitalize the net income estimate into an indication of value.

Income Analysis

The first step in forming an opinion of reasonable net income expectancy is the estimation of market rent. Market rent is defined as the rental warranted by a property in the open real estate market based upon current rentals being paid for comparable space.

Since the value being determined is the market value, subject to restricted rents, it was not necessary to determine the market rent for the subject’s units. The value was determined utilizing the subject’s actual restricted rents.

VACANCY AND EXPENSES DEFINITIONS

Vacancy and Collection Loss

Vacancy and collection loss is an allowance for reductions in potential rental income because space is not leased or rents that are due cannot be collected.

Annual rent collections are typically less than the potential annual gross income; therefore, an allowance for vacancy and collection loss is typically included in an appraisal of income-producing property. The allowance is usually estimated as a percentage of potential gross income. The percentage varies according to the type and characteristics of the physical property, the quality of tenancy, current and projected supply and demand relationships, and general and local economic conditions.

Expenses

To develop an estimate of the net operating income, the appraiser analyzes data for the property. Net operating income (NOI), the income remaining after total expenses have been deducted from the effective gross income, may be calculated before or after deducting replacement reserves. The actual expenses a landlord is required to defray include two specific categories: those incurred by the property itself, such as taxes and insurance, and those resulting from the operation of the property, such as utilities and maintenance. Generally, expenses incurred by the property per se are called fixed expenses. Expenses tied to the operation of the property, which rise or fall with occupancy, are called variable expenses.

Management

Building size determines the type of management. Generally, buildings of more than 25 units are of sufficient size to bear the additional burden of professional property management; larger high-rise or garden apartment projects of over 58 units often require the additional services of a site or resident manager. Lenders generally prefer that properties be professionally managed.

A property manager reports to the property owners, sets rent levels, establishes marketing procedures and does the fiscal planning for the project. The property manager also supervises on-site employees, among whom the resident manager is responsible for looking after the day-to-day dealings with the tenants, leasing of units, collection of rents, and coordination of routine and long-term building maintenance. The resident manager may oversee janitorial staff, an on-site maintenance crew, or various outside contractors. Large-scale apartment projects and newly built developments also employ leasing agents to fill vacancies or negotiate lease renewals and to assist with marketing programs, promotion, and advertising.

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Tax and Assessment Information

Real property taxes are based on ad valorem assessments. The records of the county assessor or tax collector can provide the details of a property’s assessed value and annual tax burden. From the present assessment data and recent history of tax rates, the appraiser can formulate conclusions about future taxes. Property taxes directly increase the cost of ownership and therefore reduce the net income derived from the rental of apartment units. The fairness of the assessment and anticipated future taxes must be thoroughly analyzed and their impact on value considered in the property appraisal. Property taxes are generally imposed to pay for local government services such as fire fighting, police protection and schools. Apartment properties in well-run communities, however, will attract potential tenants willing to pay higher rents for the superior services provided.

Special assessments are levied to pay for infrastructure development (roads or utilities) and extraordinary services (fire or police protection). Ideally, the value of the properties’ subject to special assessment is not penalized. The enhancement resulting from the new infrastructure or the provision of additional services should offset the tax increase. However, when a property is subject to a special assessment that exceeds the benefit derived, the value of the property is diminished.

Insurance

The insurance expense is the responsibility of the landlord.

Maintenance

The property manager is responsible for the janitorial staff and on-site maintenance crew and various outside contractors.

Utilities and Service

Water, electricity, natural or liquid petroleum (propane) gas, sewage, trash collection, street maintenance, telephone and cable television are essential utilities and services in most residential markets. If the utilities on the site are inadequate, the cost of improving utility service must be considered. Utilities may be publicly provided or privately owned as part of a community system. In some cases, utilities are individual to the site. The availability and reliability of utilities have a direct bearing on the amount of rent a tenant will pay. At the same time, the cost of utility services is an operating expense that affects the potential net income of the project. The effect of this expenditure is investigated by comparing the costs of utilities and services at competing buildings in relation to rents with the costs incurred by the subject.

Reserves for Replacement

For large properties, the cost of replacing items such as heating/cooling equipment or hallway carpeting may occur regularly. Thus, an allowance for replacements is treated as a separate expense. Even for smaller apartment properties, however, mortgage lenders and property managers may require that part of net operating income be withheld as a reserve to fund the replacement of building components. Consequently, appraisers often estimate an allowance for replacements when projecting cash flow to be capitalized into market value. Other allowances are sometimes made for unusual circumstances–e.g., reserves to cover periodic non-annual repairs, eventual compliance with environmental regulations (asbestos removal), or bringing the building up to code for handicapped persons. Estimates of such reserves should be included in the income forecast if the appraiser believes the situation warrants it.

Because possible differences in the way accountants and property managers enter line-item expenses, the appraiser should ensure the subject property’s operating statement is reconstructed to provide that the expense items recorded correspond to proper appraisal practice. In the reconstruction of the operating statement 1) nonrecurring past items are not repeated, 2) any deductions taken for non-operating expenses (personal expenses) are eliminated, 3) ambiguous, repetitive or atypical expense items are recategorized and 4) line items are appropriately grouped to facilitate analysis.

An expense comparison should be made on a uniform or standardized basis. If most of the expense comparables include a replacement reserve, an estimate of this item should be included in the reconstructed operating statement for the subject property. Recategorizing expense items allows the appraiser to compare the operation of the subject with the operating expenses of other properties and the expense averages from benchmark data.

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For example, apartment managers often record air conditioning as an expense category. In some cases, this may simply cover the cost of maintaining the equipment, while in others it includes allocations water, electricity, supplies (filters) and maintenance. Similarly, the category for management may reflect different items because of different ways of operating a property. Some apartment managers will contract for landscaping, snow removal, boiler maintenance and redecoration, while others have functions performed by on-site managers. By grouping all expense items that are management-controllable, the appraiser will be able to compare the operations of building maintained on contract accounts with those of buildings that employ a permanent workforce to look after maintenance.

Utility expense often differ among properties because some managers operate apartments on a “self- contained” basis, whereby tenants pay directly for meterable natural gas and electricity, while other managers pay the costs of fuel for heating and cooking but not for electricity. Typically, the landlord absorbs all utility charges incurred by vacant units and public spaces (corridors, lobbies, office, basement storage rooms, laundry, parking and exterior lighting) as well as water and sewer charges.

In analyzing operating expenses, the appraiser may also consult benchmark data. For example, the Institute of Real Estate Management’s annual reports include the following groupings:

●       Administration and management

●       Utilities

●       Repairs and maintenance

●       Real estate taxes and insurance

●       Payroll(salaries maintenance and administrative staff)

These data are quoted per square foot of rentable area, as dollars per unit, and as percentage of effective gross income. Such data may be compared against the historic expense data for the subject and cited in the appraisal report. In this instance, the benchmark data was merely used to reflect the validity of my report.

Market Rent and Contract Rent

In the income capitalization approach, the appraiser arrives at an estimate of market rent, or rental income the subject property would likely command in the open market, by analyzing current rents paid and asked for space in comparable buildings. Estimated market rent is important for both proposed and operating properties. In the case of the former, market rent allows the forecast of gross income, and with the latter it is used to calculate the income for vacant rental space or space occupied by the ownership or property management. Contract rent is the actual rental income specified in a lease. It is calculated for operating properties from existing leases, including month-to-month extensions of former leases. It is essential to specify whether the cited rent is 1) the former or existing contract rent, 2) the asking amount sought by the landlord or property manager or 3) the market rent estimated by the appraiser.

Other Miscellaneous Income

In addition to income from apartment rents, income to the building may be generated from a variety of sources. License fees are paid for temporary, nonexclusive use of special facilities, such as party room or swimming pool fees. Service fees are charged for elective maid service. An apartment project may earn concession income from coin telephones, vending machines and laundry room equipment.

Rental income can also be generated from non-apartment space such as an on-site retail store, restaurant, beauty parlor or physician’s office. A parking garage may be leased to an operator or, alternatively, the building may directly license the parking spaces to tenants or non-tenants (on-site parking, however, is often available to tenants at no additional charge). Finally, interest income may accrue on the balance between rents collected in advance and expenses paid in arrears. Interest can also be earned on security deposits, although in some jurisdictions such interest must ultimately be paid back to the tenants. Thus, other income includes rent for non-apartment space and miscellaneous income from various tenant charges.

In many instances, a significant degree of the apartment project’s income stream is imputable to intangible as well as tangible personality. Apartment properties may earn business income from profits on the rental of in-suite furniture to tenants, marking up the cost of electricity privately metered to tenants, as well as for opening tenants’ doors when the key is left inside, licensing the concierge function and the coin machines, profit centers such as storage rooms (including the sale of abandoned tenant goods), and the interest on company bank accounts.

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SALES COMPARISON APPROACH

The Sales Comparison Approach is based on the assumption that an informed purchaser will pay no more for a property than the cost of acquiring an existing property of similar utility. Typically, one would estimate the value of the subject property by comparing the sales prices of recent transactions involving property similar to the subject. Adjustments are made to each sale for dissimilarities as compared to the subject property. These adjustments may include the date of sale, location, age, floor plan, condition, quality, size or external factors that may influence rents or occupancy levels. Typically, the reliability of the sales comparison approach is based on a number of factors such as:

●	Availability of comparable sales data
●	Verification of sales data
●	Degree of comparability to the extent that large or numerous adjustments are not necessary to compensate for the differences between the subject property and the comparable sales used

I have found that the reliability of the sales comparison approach for traditional real estate is excellent when valuing vacant land, single family homes or small commercial type properties where there is more activity, a larger data base, and greater degree of comparability. For more complex and larger investment grade properties such as shopping centers, nursing homes, and apartment complexes, the required adjustments are often numerous and the degree to which they can be performed without a considerable amount of subjectivity is difficult. As mentioned previously, a number of factors must be verifiable and documented in order to make appropriate adjustments. Items necessary for verification might include the following:

●	Location
●	Condition
●	Appeal
●	Date of Sale
●	Amenities
●	Income and Expense Data
●	Personal Property Included
●	Financing Terms and Conditions
●	Management Contracts Involved

There are obviously other differences that must be adjusted in the marketplace. For the purposes of this report, the appraiser has analyzed a number of sales; however, only those believed to be most similar to the subject were included. The information from the sales analyzed will be included. The information from the sales analyzed will be used to determine a value estimate for the subject property by the sales comparison approach. The unit of comparison considered will be the price paid per unit. The following sales are offered as an indication of value of the subject property as of the date of this assignment.”

The following is excerpted from the appraisal report dated November 9, 2012 under the caption “Conclusion of Value”:

“The values indicated by the three appraisal approaches utilized are as follows:

Market Value of the Real Estate
Cost Approach	Income Approach	Sales Comparison Approach
$2,810,000	$2,655,000	$3,890,000

Reconciliation involves the weighing of the three approaches in relation to their importance or their probable influence on the reactions of typical uses and investors in the market. Consideration is given to the quality and quantity of the data available for examination in each approach, to the inherent advantages and disadvantages of each approach, and to the relevancy of each to the subject property.

The Cost Approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property.

The Income Approach is typically used when the real estate is commonly developed, or bought and sold for the anticipated income stream. Income and expense data of similar properties in Roseville and the surrounding area were used in this analysis. The most weight is accorded to the indication via the Income Comparison Approach in the final value conclusion

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                         .
The Sales Comparison Approach is a reflection of the buying and selling public based on physical and/or financial units of comparison. The market for properties similar to the subject has been active in the subject’s market area. As was noted in the improved sales analysis, the range of unit values after adjustments was relatively narrow. Quantitative (percentage) adjustments for the differences between the comparables and the subject were made to the comparables.

After reviewing the approaches, the values indicated by the three approaches range from $2,655,000 to $3,890,000. The indicated value of the subject would best be represented by a value within this range. The data utilized and the value indicated by the three approaches is considered appropriate in estimating the value of the subject property. Weight is given to the Income Comparison Approaches and this value is considered to provide the best indication of value for the subject.

Based on the data, analyses and conclusions presented in the attached report, it is my opinion the market value of the subject property, as of October 23, 2012, is as noted below.

TWO MILLION SIX HUNDRED FIFTY FIVE THOUSAND DOLLARS
$2,655,000”

The following is excerpted from the addendum to the appraisal report dated October 1, 2013:

“This letter is written with a value indication as of October 1, 2013. The value has been concluded under the extraordinary assumption that nothing has significantly changed physically at the property.

The appraiser researched current capitalization rates of sales comparables within the area as well as analyzed data from investor surveys. The sales comparables indicated a capitalization rate of 7.50 percent. The PwC Real Estate Investor Survey indicated an average capitalization rate of 5.61 percent. The RealtyRates.com Investor Survey indicated an average capitalization rate of 8.66 percent. The RealtyRates.com Market Survey indicated an average capitalization rate of 8.30 percent. The band of investment indicated a capitalization rate of 7.36 percent. The appraiser considered the comparable sales and the Band of Investment as they are also good indicators for determining a market capitalization rate. Therefore, after considering all factors, a blended capitalization rate of 7.50 percent was determined to be appropriate for the restricted value.

Capitalization Rate of 7.50% gives a value of $194,374.00/7.50% = $2,591,653.00

Market Value, Subject to Restricted Rents = $2,590,000.00’

The Gill Group appraisal and update will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any Limited Partner or representative of a Limited Partner who has been so designated in writing. Copies will be transmitted by the Partnership to any Limited Partner or representative of a Limited Partner who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

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Fairness

The Filing Persons have consented to the Proposal, subject to the considerations discussed below under “Contingencies.” In doing so, the Filing Persons were faced with conflicts of interest. The LP Purchaser would be purchasing the CV Roseville LP Interest with the anticipation of making a profit therefrom.

The Filing Persons believe that the Limited Partners are interested in a means of liquidating their investment in the Partnership. However, the Proposal has not been initiated by the Limited Partners. The steps that have been and are being taken to provide the Limited Partners with procedural safeguards are: (i) the submission of the Proposal to the Limited Partners (all of whom are unaffiliated with the Filing Persons) for their approval; (ii) the approval of the Proposal by the disposition committee of WNC; and (iii) the commissioning of an independent appraisal of the Property and an update thereof. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is procedurally fair, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the Filing Persons were not able to weigh the relative importance of each factor precisely. The Filing Persons believe that the steps taken and to be taken constitute sufficient procedural safeguards for the Limited Partners’ interests and that the proposed transaction is procedurally fair. WNC is a privately owned entity and it does not have independent members on its board of directors or committees thereof. See “MANAGEMENT” below. Although there are no such independent members, the disposition committee has established processes and procedures that must be pursued. Because the receipt of an appraisal is only one component of the processes and procedures, the Filing Persons have ordered committee action before the appraisal, although, as indicated above, this process is an approximation of the weight given to each factor and the Filing Persons were not able to weigh the relative importance of each factor precisely. Generally, the disposition team reviews properties of all investment funds annually, and the investment funds themselves, to determine which properties are appropriate for disposition and which funds are appropriate for liquidation, based on the stage of each property vis-à-vis its 10-year credit period and 15-year compliance period. Once properties and funds are prioritized purchasers are solicited and solicited and unsolicited bids are reviewed. An appraisal or opinion of value is requisitioned, and the value is run through the waterfall of the limited partnership agreement or operating agreement of the entity owning the property to determine what, if any distributions would be made to the WNC investment fund. Accordingly, with regard to CV Roseville, the disposition team requested an appraisal and subsequently an update thereof to determine the price at which the Property would have to be sold to generate any cash for distributions to the Limited Partners. The disposition team then made a recommendation for the consideration of the disposition committee. The Filing Persons are of the opinion that this process is as fair as it would have been had there been independent members on the deposition committee.

Approval of the Proposal is not specifically structured so as to require approval of a majority of unaffiliated Limited Partners. However, as a practical matter, such approval will be required inasmuch as none of the Limited Partners are affiliated with the Filing Persons. No unaffiliated representative has been engaged to act on behalf of unaffiliated Limited Partners in negotiating the terms of the Proposal and/or in preparing a report concerning the fairness of the transaction.

Further, the Filing Persons believe that the proposed transaction represented by the Proposal is substantively fair to the Limited Partners. The Filing Persons have considered a number of material factors in connection with developing such beliefs. The factors are listed below in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is substantively fair, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the Filing Persons were not able to weigh the relative importance of each factor precisely:

(i) current and historical purchase prices for properties located in California developed and operated as low-income housing. Substantially all of such properties (or interests therein) sold in the last two years of which the Filing Persons are aware have been sold for purchase prices based on appraised values, where appraised values exceed aggregate indebtedness. In cases where the appraised values are less than the aggregate indebtedness, the sales prices have been for amounts intended, at best, to cover closing costs;

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(ii) given the indebtedness of the Partnership to the MGP of approximately $1,615,000 (determined as of June 30, 2013), and the estimated costs of selling the CV Roseville LP Interest and of the Termination, the Partnership’s CV Roseville LP Interest would have to be sold for at least $1,625,000 in order for the Limited Partners to receive any distributions from the sale. The Property would have to be sold for at least $3,233,000 in order for the Limited Partners to receive any distributions from the sale. Based on the appraised value of the Property and their understanding of the market, the Filing Persons are of the opinion that neither the CV Roseville LP Interest nor the Property could be sold for these amounts at any time in the foreseeable future, if ever. Accordingly, although the sale price of the CV Roseville LP Interest is less than the appraised value of the Property, the Filing Persons believe that the sale price is fair inasmuch as a sale at the appraised value would not be sufficient to retire the debt of CV Roseville and the Partnership; (For a description of the calculations performed to determine these sale prices, see "ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS" below.)

(iii) the Limited Partners will not recognize forgiveness of debt income;

(iv) the Units are and since issuance have been illiquid and the net book value of the Units currently is, and for many years has been, negative;

(v) the net book value of the CV Roseville LP Interest is zero;

(vi) the CV Roseville LP Interest is the Partnership’s last remaining non-cash interest. Accordingly, the Filing Persons are of the view that the Partnership has no liquidation value separate and apart from its cash and the CV Roseville LP Interest;

(vii) the CV Roseville LP Interest is the Partnership’s last remaining non-cash interest. Accordingly, the Filing Persons are of the view that the Partnership has no going concern value separate and apart from its cash and the CV Roseville LP Interest; and

(viii) the purchase price will be paid entirely in cash.

Against the proposed transaction are the fact of a related-party transaction, the decision not to widely solicit bids from independent third parties for the Property or the CV Roseville LP Interest, and the possibility that the continued ownership of the CV Roseville LP Interest could be more economically beneficial than a sale at this time. The Filing Persons are of the opinion that this would only be the case if there were to be a substantial increase in the value of the Property, and if the increase were sufficient to offset the operating costs from the date hereof until the date of a sale of the Property, such that the sale of the Property would be at an amount that would actually result in distributions to the Limited Partners. The decision not to widely solicit bids is discussed above. The Filing Persons are of the opinion that the factors listed above in favor of the transaction outweigh these negative considerations.

Generally, based on time value of money considerations, Limited Partners who have already used passive losses from the Partnership may have a better overall result from the Partnership than Limited Partners who have not used their passive losses. Limited Partners who have used their passive losses would have reduced their tax liability at the time of use, whereas Limited Partners who have not used passive losses would only be reducing their tax liability on sale. Similarly, Limited Partners purchasing Units from a person other than the Partnership may have less passive losses to use at this time; however, under time value of money considerations they would have already received a benefit from the reduced purchase price of their Units. There is no established secondary market for the Units, and to the best of the Filing Persons knowledge any Units purchased from a person other than the Partnership would have been purchased at a steep discount from the offering price.

Following is chart showing the sales of Partnership assets to date.

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Local Limited Partnership	Date of Sale	Type of Sale	Purchase Price	Net Distribution to the Partnership (1)	Local General Partner	Purchaser
Rosewood Apartment Limited Partnership	5/1/2008	Limited Partner Interest	$1	$1	Duffy Development Company, Inc.	Duffy Development Company, Inc. (2)
Winters Investment Group	3/31/2009	Limited Partner Interest	$25,000	$25,000	John P. Casper and The Ronald D. Bettencourt Family Limited Partnership	John P. Casper Family Partnership (2)
Venus Retirement Village, Ltd.	3/31/2009	Limited Partner Interest	$15,000	$15,000	W. Joseph Chamy	Michael C. Chamy, Adam S. Chamy and Judy Chamy (2)
Parlier Garden Apts.	3/15/2010	Limited Partner Interest	$49,444	$49,444	David J. Michael and Professional Apt. Management, Inc.	WNC-Michaels Acquisition, LLC (2)
Tahoe Pines Apartments	3/15/2010	Limited Partner Interest	$49,445	$49,445	David J. Michael, Bucky Fong, Dean Pearson, Coy Elvis, Patricia Hatton, and Community Revitalization and Development Corporation	WNC-Michaels Acquisition, LLC (2)
Candleridge Apartments of Perry L.P. II	9/1/2010	Limited Partner Interest	$25,000	$25,000	Eric A. Sheldahl	Candleridge Properties, L.L.C. (2)
Nueva Sierra Vista Associates	12/31/2010	Limited Partner Interest	$32,600	$32,600	Nueva Sierra Vista Corporation	SHE-CEF 1, Inc. (2)
Walnut-Pixley, L.P.	6/30/2011	Limited Partner Interest	$265,164	$265,164	Walnut-Pixley, Inc.	OHDC Tax Credit I, LLC (2)
Sequoia View Apartments	6/30/2011	Apartment Complex	$1,790,000	$95,422	Douglas W. Young	Tulare 2010 Community Partners, LP
Memory Lane Limited Partnership	12/31/2011	Limited Partner Interest	$30,000	$30,000	Gary E. Skogen, and Skogen-Petersen, Inc.	Gary E. Skogen (2)
Sun Manor, L.P.	4/30/2012	Limited Partner Interest	$30,000	$30,000	Glenn D. Miller	Dexter's, Inc. (2)

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Almond Garden Apartment Associates	5/1/2012	Limited Partner Interest	$35,000	$35,000	Anthony Donovan	WNC-Michaels Acquisition, LLC (2)
Buccaneer Associates, Limited	6/1/2012	Limited Partner Interest	$22,450	$22,450	Clifford E. Olsen and Olsen Securities Corporation	First Equities and Securities, L.L.C. (2)
Old Fort Limited Partnership	8/31/2012	Limited Partner Interest	$25,000	$25,000	Western States Housing Corporation	Kaye C. Medlock Marital Trust (2)
Dallas County Housing, Ltd.	8/31/2012	Limited Partner Interest	$21,953	$21,953	Thomas H. Cooksey and Apartment Developers, Inc.	Lemon Creek Residential, LP (2)
Almond View Apartments, Ltd.	7/31/2013	Limited Partner Interest	$2,500	$2,500	Cyrus Youssefi and Community Revitalization and Development Corporation	Cyrus Youssefi (2)
La Paloma Del Sol Phase II Limited Partnership	8/31/2013	Limited Partner Interest	$10,000	$10,000	Western States Housing Corporation	South Area Management, Inc. (2)

(1)
The sale of an apartment complex was made by the Local Limited Partnership and the proceeds therefrom were first used to pay debts and obligations of the Local Limited Partnership, including mortgages. The balance was then distributed to the Partnership, as the limited partner of the Local Limited Partnership, and the local general partner in accordance with the terms of the local limited partnership agreement. “Net Distribution to the Partnership” does not include a repayment of advances or distributions from reserves.

(2)	None of these entities are affiliates of the MGP.

ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

Set forth below is a tabular presentation of the anticipated results of the proposed sale of the CV Roseville LP Interest for $1.00 and the Termination of the Partnership, and the distribution of cash and allocation of gain to the various involved parties. This schedule sets forth a calculation of the anticipated net sales price, including estimated closing costs. It also presents the total assets held by the Partnership as of the date set forth, including cash and reserves, and the total liabilities of the Partnership as of the date set forth.

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Estimated Results of Termination (1)
Local Limited Partnership: (2)
CV Roseville	$-
Cash and Cash Equivalents (3)	$6,000
Other Assets (3)	$7,000
TOTAL	$13,000

Current Payables to Affiliates and Accounts Payable, including amounts written off (3)(4)	$1,615,000
Estimated Termination Expenses (4)	$10,000
Estimated Solicitation/Communication Expenses (4)	$10,000
Estimated Termination Proceeds Before Taxes	$-
Estimated Distribution Before Taxes per Unit	$-
Estimated Tax Benefit of Expenses and Payables Paid per Unit (4)(5)	$-
Estimated Ordinary Income (Loss) on Sale & Termination per Unit (4)(5)	$-
Estimated Capital Gain (Loss) on Sales & Termination per Unit (4)(5)	$66
Estimated Tax (Cost) /Benefit per Unit (4)(5)	$(23)
Estimated Suspended Passive Activity Losses per Unit (6)	$855
Estimated Tax Benefit From Suspended Passive Activity Losses at 28% per Unit (6)	$239
Estimated Termination Benefit After Taxes and Tax Benefit of Suspended Passive Activity Losses per Unit (7)	$217
______________________

(1)	All numbers other than per Unit numbers are rounded to the nearest thousand. Per Unit numbers are rounded to the nearest dollar.
(2)	Except for CV Roseville, all apartment complexes or interests in Local Limited Partnerships have been sold.
(3)	As of June 30, 2013, unaudited.
(4)
Tax benefit from the payment (to the extent of available cash) of deductible expenses included in Current Payables to Affiliates and Accounts Payable, Estimated Termination Expenses, and Estimated Solicitation/Communication Expenses calculated utilizing a 28% tax rate.

(5)
These estimates rely on numerous assumptions, including that Limited Partners acquired their Units during the original offering period. Tax rates utilized are 15% for Section 1231 gain, 25% for Section 1250 gain, and 28% for ordinary income. Results would differ for Limited Partners subject to different tax rates, as discussed below. Congress is considering various proposals that could amend the current tax rates.

(6)
These estimates assume that Limited Partners have held their Units since the initial offering of the Units by the Partnership, and that Limited Partners would be taxed at the maximum capital gains rate for this type of investment of 25% and at an ordinary income rate of 28%. Assuming that Limited Partners have held their Units since the initial offering by the Partnership, that the Partnership’s passive activity losses have not been used by the Limited Partners (which may not be the case because, among other things, the Partnership has already disposed of all other investments and has generated gain therefrom), the MGP estimates that Limited Partners who are individuals would have previously suspended passive activity losses of $855 per Unit since commencement of the Partnership to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of distributions, if any, such Limited Partner would receive based upon these estimations after taxes and the amount of suspended passive activity losses that such Limited Partner would free up upon Termination.

(7)
To the extent not already used to offset other passive activity gains, upon completion of the Termination, suspended passive activity losses from the Units may be used to offset other ordinary gains. Please consult your tax advisor for the specific treatment of any suspended passive activity losses in excess of the tax gain/income recognized from Termination.

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The Partnership LPA provides that sale proceeds received by the Partnership on a sale of the CV Roseville LP Interest or the Property be used in the following order: to pay Partnership expenses in connection with the sale; and to pay the debts and obligations of the Partnership. Any amount remaining after such uses would be allocated to the Limited Partners (as a group) until they have received a return of their previously unreturned capital contributions and a return thereon, and thereafter between the Limited Partners (as a group) and the MGP in the 90% / 10% sharing ratio set forth in the Partnership LPA. As of June 30, 2013, the Partnership has liabilities due to the MGP and its affiliates on its books in the aggregate of approximately $1,615,000 (consisting of accrued asset management fees), and Partnership reserves of approximately $6,000. The Partnership LPA states that the MGP is entitled to an annual Asset Management Fee in connection with the administration of the affairs of the Partnership. Any unpaid Asset Management Fee accrues and is paid in subsequent years.

The net sales proceeds to the Partnership from the proposed sale would not be adequate to pay the liabilities due to the MGP. The MGP intends to use all of the Partnership’s net sales proceeds to pay the costs of its winding up, dissolution and Termination, and to use any remainder to pay the Partnership’s liabilities to the MGP, including those not carried on the Partnership’s book. Accordingly, it is anticipated that the Limited Partners will not receive any distributions from a sale under the Proposal. Based on the calculations of the MGP, the CV Roseville LP Interest would have to be sold for $1,625,000 in order to make available the first dollar of distributions to the Limited Partners:

Partnership	As of June 30, 2013
Cash and other assets	$13,000
Liabilities carried on books	($1,618,000)
Liabilities not carried on books	-
Estimated sale and liquidation expenses	($20,000)
Net	($1,625,000)

Based on the calculations of the MGP, the Property would have to be sold for $3,233,000 in order to provide $1,625,000 to the Partnership:

CV Roseville	As of June 30, 2013
Hypothetical purchase price	$3,233,000
Current assets less current liabilities (1)	-
Mortgages (2)	($1,447,000)
Estimated sale expenses (3)	($162,000)

Net (3)	($1,625,000)
(1) Zeroed out. Amount is negative. (2) Does not include other long term liabilities. (3) Calculated at 5% of the hypothetical sale price.

The MGP estimates that the gain allocated to the Limited Partners on a sale of the Partnership’s interest in CV Roseville for $1.00 and the Termination would be in the net amount of approximately $65.71 per Unit, $130.72 of which would constitute Section 1250 gain from the sale and ($65.01) of which constitute capital loss on the liquidation. Under current law, for 2013 ordinary income (loss) is taxed (deducted) at a maximum rate of 39.6%. Also for 2013, there is an Unearned Income Medicare Contribution Tax of 3.8% that applies to net investment income for taxpayers whose modified adjusted

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gross income exceeds $200,000 (for single filers) and $250,000 (for married filing jointly). Section 1250 gain is taxed at a maximum rate of 25%, and capital loss is deductible to the extent of capital gain plus $3,000 per year, except that net capital loss may be recharacterized under Section 1231 of the Internal Revenue Code as ordinary loss. California taxes income at a maximum rate of 9.3%. Different federal and California rates apply for taxpayers which are not natural persons. Assuming that Limited Partners have held their Units since the initial placement of Units by the Partnership, and that the Partnership’s passive activity losses have not been used by the Limited Partners to offset any previous passive activity income/gain (which may not be the case, as the Partnership has previously disposed of interests in all other Local Limited Partnerships, or all other Local Limited Partnerships have previously disposed of their apartment communities, in taxable transactions), the MGP estimates that individual Limited Partners would have previously suspended passive activity losses of approximately $855 per Unit to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of suspended passive activity losses that such Limited Partner would free up upon sale of the CV Roseville LP Interest and the Termination of the Partnership. Losses might be unavailable if, for example, the Limited Partner has previously used the passive losses, or if the Limited Partner acquired the Limited Partner’s Units from a person other than the Partnership. The MGP has not obtained any opinion of tax counsel in this regard. Limited Partners should also consider the impact of state income taxes with their advisors, including the laws of states other than California.

The foregoing information is presented solely for the purpose of evaluating the Proposal. All amounts (other than the gross sales price) are estimates only. All computations are based upon assumptions which may or may not prove to be accurate and should not be relied upon to indicate the actual results which may be attained. Assumptions include the date of sale of the CV Roseville LP Interest, the Termination date of the Partnership, and the results of CV Roseville and Partnership operations through such dates.

CONTINGENCIES

Contingencies to the consummation of the proposed sale of the CV Roseville LP Interest include the consent of the Limited Partners and the consent of Project GO. The purchase transaction has not been reduced to a writing, and it is possible that the LP Purchaser might not complete the sale for one or more reasons, including declines in the local or broader economies. Whether the Partnership can obtain the consent of Project GO likely will be determined by the progress of the Partnership’s lawsuit. See “SPECIAL FACTORS - Alternatives.” If the LP Purchaser completes the sale, it will do so from cash on hand.

If the contingencies described above are satisfied, the MGP anticipates that the LP Purchaser would proceed with the sale as discussed herein. The preliminary closing date for the transaction is no later than December 31, 2013. Upon the closing, individual Limited Partners would be entitled to use their unused passive losses as discussed herein. Of course, there can be no absolute guarantee in this regard.

The MGP will consider approval of the Proposal to be effective for a maximum period of two years following the Action Date (as defined under “Voting Rights and Procedures” below).

If the Proposal is not approved, CV Roseville would continue to own and operate the Property for the foreseeable future, and the MGP would attempt to locate another buyer for the CV Roseville LP Interest or of the Property for any consideration, including nominal consideration. The MGP would consider such a sale to be made in connection with the ordinary liquidation of the Partnership and would not seek Limited Partner consent thereto under the Partnership LPA.

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VOTING RIGHTS AND PROCEDURES

The only outstanding voting security of the Partnership is the Units. The Units are not publicly traded and there is no established trading market for the Units.

All Limited Partners as of December 31, 2013 (the “Record Date”) are entitled to notice of and to vote on the Proposal. As of December 18, 2013, there were 17,927.33 Units outstanding and 901 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

As of the Record Date, one person was known by the Partnership to be the beneficial owner of 3,600 of the Units (20.08% of the outstanding Units). No other person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the MGP, nor any of its affiliates, own any of the Units. There were no transactions in the Units of which the Partnership is aware during the preceding 60 days.

No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by any one of the following methods (each a “Consent”):

1.           Mark, date and sign the enclosed Consent Card and mail it in the enclosed postage paid envelope to:

Insurer Direct Corp
500 Perimeter Drive, Suite D
Morrisville, NC  27560

2.           Mark, date, sign and fax the enclosed Consent Card to Publicease at 202-521-3464.

3.           Using the Internet, log on to https://www.iproxydirect.com/CF3 and follow the instructions to create an electronic voting instruction form.

4.           Call 1-866-752- VOTE (8683).

Only Consents received prior to the close of business on the date (the “Action Date”) which is the earlier of: (1) the date as of which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) February 28, 2014 (unless such latter date is extended by the MGP), will be counted. However, Limited Partners are urged to return their Consents at the earliest practicable date.

The Partnership’s name is WNC California Housing Tax Credits III, L.P., and the MGP’s name is WNC California Tax Credit Partners III, L.P. The general partner of the MGP is WNC. The offices of the Partnership, the MGP and WNC are located at 17782 Sky Park Circle, Irvine, California 92614, and the telephone number is (714) 662-5565.

If a Limited Partner has delivered a Consent to the Partnership, the Limited Partner may revoke such Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a

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Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent stating that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership’s offices.

Under California law, there are no rights of dissenters or appraisal rights with regard to the Proposal.

This solicitation is being made by the Partnership and the MGP. The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and other employees of the MGP, by telephone or email. No person is being employed, retained or compensated to make solicitations or recommendations in connection with the transaction.

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful. This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about January 2, 2014.

SUMMARY OF THE PARTNERSHIP LPA

The Partnership LPA is the governing instrument establishing the Partnership’s right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Partnership is operated. The Partnership LPA is its Agreement of Limited Partnership dated as of October 5, 1992, among the MGP and the Limited Partners. The following is a description of the material provisions of the Partnership LPA.

Management and Control

The MGP is the general partner of the Partnership and has the exclusive management and control of all aspects of the business of the Partnership. The Partnership LPA imposes a variety of restrictions on the MGP’s authority in governing the Partnership’s operations, including limits on transactions between the MGP and its affiliates and the Partnership, limits on Partnership borrowing, and limits on Partnership investments and reinvestments. Additionally, the voting rights granted to the Limited Partners discussed below may restrict the MGP’s authority.

The MGP may not voluntarily withdraw from the Partnership without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote. The MGP may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

Liability of Limited Partners

A Limited Partner is not permitted to take any part in the management or control of the business of the Partnership and may not be required to contribute additional capital at any time. A Limited Partner is not liable for Partnership obligations in excess of the Limited Partner’s unreturned capital contribution and share of undistributed profits.

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Status of Units

Each Unit was issued as fully paid and non-assessable and all Units have equal voting and other rights.

Voting Rights of Limited Partners

In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Limited Partner owns as of the date designated as the record date for such vote. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon: (i) amendment of the Partnership LPA, subject to the limitations described in the following paragraph; (ii) dissolution of the Partnership; (iii) removal and replacement of the MGP; or (iv) the sale of all or substantially all of the assets of the Partnership in a single transaction, other than in connection with the liquidation of the Partnership.

The Limited Partners may not amend the Partnership LPA in any manner that (i) allows the Limited Partners to take any action which would constitute their participation in the control of the Partnership’s business within the meaning of California law; (ii) otherwise causes a loss of the Limited Partners’ limited liability; or (iii) without the Consent of the MGP, alters the rights, power, duties or compensation of the MGP or its interest in Partnership profits, losses, tax credits, or distributions.

Meetings

The MGP may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units.

Books of Account and Records; Reports

The MGP is responsible for keeping books of account and records of the Partnership reflecting all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. The MGP is responsible for preparing and filing quarterly and annual financial statements and reports for the Partnership, and for preparing and filing Partnership information income tax returns.

Under the Partnership LPA, books of account and records include the following: (i) a current list of the full name and last known business or residence address of each Limited Partner set forth in alphabetical order together with the capital contribution and the share in profits and losses of each Limited Partner; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto; (iii) copies of the Partnership’s Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years; (iv) copies of the original of the Partnership LPA and all amendments; (v) financial statements of the Partnership for the six most recent fiscal years; and (vi) the Partnership’s books and records for at least the current and past three fiscal years.

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Such records are kept at the principal place of business of the Partnership in the State of California, and each Limited Partner and the Limited Partner’s authorized representatives have, upon reasonable request and during normal business hours, the right to inspect and copy at their expense such records. Upon the request of a Limited Partner, the MGP shall promptly deliver to such Limited Partner at the expense of the Partnership a copy of the information described in (i), (ii), (iii) or (iv) above.

Allocations and Distributions

The Partnership LPA includes terms providing for the allocation of income, losses, tax credits and distributions of the Partnership.

Transferability of Units

The Partnership may charge a reasonable transfer fee for processing requests for transfer of Units. The effectiveness of any proposed transfer of Units or an interest in Units may be denied or deferred by the MGP as necessary, in the opinion of counsel, to avoid the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code, or classification of the Partnership as a publicly-traded partnership or as an association taxable as a corporation. In addition, no transfers may be made to tax-exempt or foreign entities.

Term and Dissolution

The Partnership was formed on October 5, 1992 and will continue until the earlier of (i) the liquidation of all of its assets; (ii) an event of withdrawal shall occur as to the MGP; (iii) the Limited Partners vote to dissolve the Partnership by majority vote; or (iv) December 31, 2050.

Indemnification of the MGP

The Partnership LPA provides that neither the MGP nor any affiliate shall have any liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the MGP or affiliate if such person, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct. The Partnership LPA also provides that the Partnership will indemnify the MGP and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct by such person and such person determined in good faith that its conduct was in the best interest of the Partnership.

Fiduciary Duty

The MGP has fiduciary responsibility for the safekeeping and use of all assets of the Partnership and may not contract away its fiduciary duty.

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FINANCIAL INFORMATION

Pursuant to regulatory requirements, this Consent Solicitation Statement must include certain financial and other information, which was also included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013. Included in Annex A hereto is the following information as of the respective dates indicated in Annex A: (i) management’s discussion and analysis of financial condition and results of operations; and (ii) financial statements and schedules. Included in Annex B hereto is the following information as of the respective dates indicated in Annex B: (i) financial statements; and (ii) management’s discussion and analysis of financial condition and results of operations.

Selected Financial Data

    The Partnership’s fiscal year end is March 31. The information set forth below presents selected financial data of the Partnership for each of the last five years in the period ended March 31, 2013. The information presented in the tables should be read in conjunction with the Partnership’s financial statements and the related notes included in the Annexes.

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	March 31, 2013	March 31, 2012	March 31, 2011	March 31, 2010	March 31, 2009
BALANCE SHEET

ASSETS
Cash	$17,070	$107,982	$173,114	$180,321	$234,631
Investments in Local Limited Partnerships, net	-	-	-	-	-
Other Assets	890	18,550	-	-	-

LIABILITIES
Accrued fees and expenses due to MGP and affiliates	$1,602,638	$1,728,917	$2,029,485	$2,008,509	$1,945,760

PARTNERS’ DEFICIT	$(1,584,678)	$(1,602,385)	$(1,856,371)	$(1,828,188)	$(1,711,129)
The book value per Unit was as follows:	$(88.04)	$(89.02)	$(103.13)	$(101.57)	$(95.06)

For the Years Ended March 31,
	2013	2012	2011	2010	2009
OPERATIONS

Loss from operations	$(104,062)	$(128,034)	$(86,012)	$(215,733)	$(1,700,157)
Equity in losses of Local Limited Partnerships	-	-	-	-	(179,270)
Gain on sale of Local Limited Partnerships	121,751	381,961	57,600	98,423	40,001
Interest income	18	59	229	251	159
Net income (loss)	17,707	253,986	(28,183)	(117,059)	(1,839,267)

Net income (loss) allocated to:
MGP	177	2,540	(282)	(1,171)	(18,393)
Limited Partners	17,530	251,446	(27,901)	(115,888)	(1,820,874)
Net income (loss) per Unit	.98	13.97	(1.55)	(6.44)	(101.16)
Outstanding weighted Units	17,957	18,000	18,000	18,000	18,000

The Partnership does not have “fixed charges” within the meaning of Item 503(d) of SEC Regulation S-K. Accordingly, no ratio of earnings to fixed charges is presented herein.

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MANAGEMENT

The MGP is a California limited partnership. Its managing general partner is WNC & Associates, Inc. Since its formation in 1992, the principal business of the MGP has been serving as general partner of the Partnership and other limited partnerships organized by WNC & Associates, Inc. Since its formation in 1971, the principal business of WNC & Associates, Inc. has been providing investments in affordable housing. The executive officers of WNC & Associates, Inc. are set forth in the chart that follows. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. Each director and executive officer of WNC & Associates, Inc. is a citizen of the United States. Neither the Partnership, the MGP, WNC & Associates, Inc. nor any director or executive officer of WNC & Associates, Inc., has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the Partnership, the MGP, WNC & Associates, Inc. nor any director or executive officer of WNC & Associates, Inc., has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Wilfred N. Cooper, Sr.	Chairman
Wilfred N. Cooper, Jr.	President, Chief Executive Officer and Secretary
Michael J. Gaber	Executive Vice President and Chief Operating Officer
David N. Shafer, Esq.	Executive Vice President
Melanie R. Wenk, CPA	Vice President – Chief Financial Officer
Darrick Metz	Senior Vice President – Originations
Christine A. Cormier	Senior Vice President – Investor Relations
Kelly Henderson	Senior Vice President – Legal Affairs
Anand Kannan	Senior Vice President – Development
Gregory S. Hand	Senior Vice President – Underwriting
Anil Advani	Senior Vice President – Private Label Funds

Wilfred N. Cooper, Sr. is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm.

Wilfred N. Cooper, Jr. (“WNC President”) is President, Chief Executive Officer, Secretary, a Director, and a member of the Investment Committee, of WNC & Associates, Inc. He is President and a Director of, and a registered principal with, WNC Capital Corporation. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc.

Michael J. Gaber is an Executive Vice President, Chief Operating Officer, chair of the Investment Committee, and oversees the Property Acquisition and Investment Management groups, of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with a large financial institution.

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David N. Shafer is an Executive Vice President, a member of the Investment Committee, and oversees the New Markets Tax Credit group, of WNC & Associates, Inc. He is also a registered representative with WNC Capital Corporation. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation.

Melanie R. Wenk is Vice President – Chief Financial Officer of WNC & Associates, Inc. She oversees WNC’s corporate and partnership accounting group, which is responsible for SEC reporting and New Markets Tax Credit compliance. Prior to joining WNC in 2003, Ms. Wenk was associated as a public accountant.

Darrick Metz is Senior Vice President – Originations of WNC & Associates, Inc. He has been involved in multifamily property underwriting, acquisition and investment activities since 1991. Prior to joining WNC in 1999, he was employed by a Minnesota development company specializing in tax credit and market rate multifamily projects.

Christine A. Cormier is Senior Vice President – Investor Relations of WNC & Associates, Inc. and oversees multi-investor fund equity raising and closings as well as the marketing group. She is a registered representative with WNC Capital Corporation. Ms. Cormier has been active in the real estate industry since 1985. Prior to joining WNC in 2008, Ms. Cormier was with another major tax credit syndicator for over 12 years where she was the Managing Director of investor relations.

Kelly Henderson is Senior Vice President – Legal Affairs of WNC & Associates, Inc. She is responsible for structuring local limited partnership letters of understanding and local limited partnership agreements, coordinating closings with outside counsel and reviewing local limited partnership loan documents. Prior to joining WNC in 2006, she was Vice President – Acquisitions and Senior Counsel with a national tax credit syndicator.

Anand Kannan is Senior Vice President – Development of WNC & Associates, Inc. and leads the preservation and development teams for Community Preservation Partners, LLC. Prior to joining WNC in 2011, Mr. Kannan served as Associate Director at Vitus Group (previously Pacific Housing Advisors, Inc.), where he developed or consulted on affordable housing projects across the country.

Gregory S. Hand is Senior Vice President – Underwriting of WNC & Associates, Inc. and oversees its property underwriting activities. Mr. Hand has been involved in real estate analysis, development and management since 1987. Prior to joining WNC in 1998, he was a portfolio asset manager with a national tax credit sponsor with responsibility for the management of $200 million in assets.

Anil Advani is Senior Vice President – Private Label Funds of WNC & Associates, Inc. He oversees all activities pertaining to private label funds, including structuring, originations, underwriting and acquisitions. Mr. Advani has 16 years of experience in affordable housing. Prior to joining WNC in 2011 and rejoining WNC in 2013, he worked for major tax credit syndicators where he was involved in the originations, structuring, and placement to institutional investors of local limited partnership investments. Prior to that, he was associated with a major accounting firm performing due diligence reviews of tax credit investments on behalf of institutional investors.

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Kay L. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

Jennifer E. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

The MGP and its affiliates are entitled under the Partnership LPA to certain compensation and other economic benefits, as summarized below.

Compensation for Services. For services rendered by the MGP or an affiliate of the MGP in connection with the administration of the affairs of the Partnership, the MGP or any such affiliate may receive an annual asset management fee equal to 0.5% of the Partnership’s “Invested Assets” in the Local Limited Partnerships, which includes the Partnership’s cash investment plus its allocable share of the mortgages. The asset management fee is payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year. Accrued but unpaid asset management fees for any year are deferred without interest and are payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any capital reserves then determined by the MGP to no longer be necessary to be retained by the Partnership, or from the proceeds of a sale or refinancing of Partnership assets. Asset management fees of approximately $58,000 and $93,000 were incurred during the years ended March 31, 2013 and 2012, respectively. The Partnership paid approximately $145,000 and $430,000 of accrued fees during the years ended March 31, 2013 and 2012, respectively.

Operating Expenses. Reimbursement to the MGP or an affiliate of operating cash expenses is subject to specific restrictions in the Partnership LPA. The unpaid operating expenses reimbursable to the MGP or affiliates were approximately $10,000 and $14,000 for the years ended March 31, 2013 and 2012, respectively. The Partnership reimbursed operating expenses of approximately $57,000 and $71,000 during the years ended March 31, 2013 and 2012, respectively.

Interest in Partnership. The MGP receives 1% of the Partnership’s operating income or losses, gain or loss from the sale of property and operating cash distributions. There were no distributions of operating cash to the MGP during the years ended March 31, 2013 and 2012. The MGP has an interest in sale or refinancing proceeds as follows: after the Limited Partners have received a return of their capital, and a return thereon, the MGP may receive an amount equal to its capital contribution, less any prior distribution of such proceeds, and then the MGP may receive 10% and the Limited Partners 90% of any remaining proceeds. There were no such distributions during the years ended March 31, 2013 and 2012.

LP PURCHASER

Under the Proposal, the CV Roseville LP Interest could be sold to either WNC Investment Partners, LLC or to WNC Community Preservation Partners, LLC. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. The manager of WNC Investment Partners, LLC is Wilfred Cooper, Jr., and the manager of WNC Community Preservation Partners, LLC is WNC Development Partners, LLC, the manager of which is Wilfred Cooper, Jr. For information regarding Mr. Cooper, please see “MANAGEMENT” above.

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The principal business of WNC Community Preservation Partners, LLC is to acquire, develop, and rehabilitate low income housing developments. The majority of these developments have involved the preservation of at-risk affordable housing, including those invested in by investment partnerships sponsored by WNC & Associates, Inc. The principal business of WNC Investment Partners, LLC, formed in 2013, is to act as a holding vehicle for interests in local limited partnerships to be disposed of by investment funds sponsored by the WNC & Associates, Inc. The primary focus of WNC Investment Partners, LLC is on local limited partnerships that have completed their respective low income housing tax credit cycles, as to which no other buyer is readily available and which constitute the last investment(s) of an investment fund. Through the acquisition of such last investment(s), WNC Investment Partners, LLC assists the investment fund in its liquidation and termination, See “ SPECIAL FACTORS.” In the two years of the Partnership ended September 30, 2013 and 2012, the LP Purchaser has not entered into any negotiations, contracts or transaction with the Partnership. The Developer was engaged by the purchaser of the apartment complex of Sequoia View Apartments to rehabilitate such apartment complex, and following completion of the rehabilitation, interests in the owner were acquired by a WNC investment fund.

The LP Purchaser has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. The LP Purchaser has not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

OTHER MATTERS

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

In connection with the winding up, dissolution and termination of the Partnership, the MGP shall cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership Agreement.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the Proposal and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of a consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

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ANNEX A - ANNUAL FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credits property market and the economy in general, changes in law rules and regulations, and legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this Consent Solicitation Statement and in reports filed with the Securities and Exchange Commission. The following discussion should be read in conjunction with the Financial Statements and the Notes thereto included in this Annex A.

Critical Accounting Policies and Certain Risks and Uncertainties

The Partnership believes that the following discussion addresses the Partnership’s most significant accounting policies, which are the most critical to aid in fully understanding and evaluating the Partnership’s reported financial results, and certain of the Partnership’s risks and uncertainties.

A - 1

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 27.5 years. (See Notes 2 and 3 to the financial statements)

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

A - 2

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Impact of Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amended guidance modified the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIEs economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s financial statements.

Certain Risks and Uncertainties

All of the Low Income Tax Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated a significant amount of Low Income Housing Tax Credits from the Local Limited Partnerships in the future. Until all Local Limited Partnerships have completed the Compliance Period, risks exist for potential recapture of prior Low Income Housing Tax Credits.

To date, certain Local Limited Partnerships have incurred significant operating losses and have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

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Financial Condition

The Partnership’s assets at March 31, 2013 consisted of $17,000 in cash and $1,000 in other assets. Liabilities at March 31, 2013 consisted of $1,603,000 in accrued fees and expenses due to the General Partner and affiliates. (See “Future Contractual Cash Obligations” below).

Results of Operations

Year Ended March 31, 2013 Compared to Year Ended March 31, 2012 The Partnership’s net income for the year ended March 31, 2013 was $18,000, reflecting a decrease of $(236,000) from the net income of $254,000 for the year ended March 31, 2012. During the year ended March 31, 2013 the Partnership experienced a $122,000 gain on sale of Local Limited Partnerships compared to a gain of $382,000 recorded during the year ended March 31, 2012. The gain recorded by the Partnership can vary depending on the sales prices and values of the Housing Complexes that are sold. The reporting fees decreased by $(4,000) and the distribution income decreased by $(15,000) from the year ended March 31, 2013. Local Limited Partnerships pay the reporting fees and distribution income to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. The accounting and legal fees decreased by $11,000 for the year ended March 31, 2013 due to the timing of the accounting work performed. The asset management fees decreased by $35,000 for the year ended March 31, 2013 due to the fact that the fees are calculated based on the value of the invested assets, which decreased as a result of the sales of Local Limited Partnerships. The outsourcing expenses increased by $(1,000) for the year ended March 31, 2013 due to the fact that the Partnership outsourced a portion of the data entry management to increase efficiency. The mailing expenses decreased by $1,000 for the year ended March 31, 2013 due to the decrease in proxy mailings related to the dispositions as compared to the prior year. Write off of other assets increased by $(7,000) during the year ended March 31, 2013. Capitalized costs from the potential disposition of Local Limited Partnerships were expensed due to the amount of time taken to sell the property.

Year Ended March 31, 2012 Compared to Year Ended March 31, 2011 The Partnership’s net income for the year ended March 31, 2012 was $254,000, reflecting an increase of $282,000 from the net loss of $(28,000) for the year ended March 31, 2011. During the year ended March 31, 2012 the Partnership experienced a $382,000 gain on sale of Local Limited Partnerships compared to a gain of $58,000 recorded during the year ended March 31, 2011. The gain recorded by the Partnership can vary depending on the sales prices and values of the Housing Complexes that are sold. The reporting fees decreased by $(15,000) and the distribution income decreased by $(43,000) from the year ended March 31, 2011. Local Limited Partnerships pay the reporting fees and distribution income to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. The accounting and legal fees increased by $9,000 for the year ended March 31, 2012 due to the timing of the accounting work performed. The asset management fees decreased by $34,000 for the year ended March 31, 2012 due to the fact that the fees are calculated based on the value of the invested assets, which decreased as a result of the sales of Local Limited Partnerships. The outsourcing expenses increased by $(4,000) for the year ended March 31, 2012 due to the fact that the Partnership outsourced a portion of the data entry management to increase efficiency. The mailing expenses increased by $(3,000) for the year ended March 31, 2012 due to the increase in proxy mailings related to the dispositions.

Liquidity and Capital Resources

Year Ended March 31, 2013 Compared to Year Ended March 31, 2012 The net decrease in cash during the year ended March 31, 2013 was $(91,000) compared to a net decrease in cash for the year ended March 31, 2012 of $(65,000). There was a decrease of $(305,000) in net proceeds from sale of Local Limited Partnerships during the year ended March 31, 2013. The sales proceeds received from the sales of the Local Limited Partnerships will vary depending on the value of the underlying Housing Complex compared to the outstanding debt owed on the Housing Complex. The Partnership received no prepaid proceeds received during the year ended March 31, 2013 compared to $25,000 received during the year ended March 31, 2012 related to the sale of one of the Local Limited Partnerships, which occurred subsequent to March 31, 2012. During the year ended March 31, 2013, distributions and reporting fees decreased by $(15,000) and $(4,000), respectively, as described above. The Partnership reimbursed the General Partner or an affiliate $(57,000) of operating expenses that were paid on the Partnership’s behalf compared to $(71,000) reimbursed during the year ended March 31, 2012. The Partnership also paid the General Partner or an affiliate $(125,000) in accrued asset management fees during the year ended March 31, 2013 compared to $(430,000) paid during the year ended March 31, 2012.

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Year Ended March 31, 2012 Compared to Year Ended March 31, 2011 The net decrease in cash during the year ended March 31, 2012 was $(65,000) compared to a net decrease in cash for the year ended March 31, 2011 of $(7,000). There was an increase of $324,000 in net proceeds from sale of Local Limited Partnerships during the year ended March 31, 2012. The sales proceeds received from the sales of the Local Limited Partnerships will vary depending on the value of the underlying Housing Complex compared to the outstanding debt owed on the Housing Complex. The Partnership also received prepaid disposition proceeds of $25,000 related to the sale of one of the Local Limited Partnerships, which occurred subsequent to March 31, 2012 compared to no such prepaid proceeds received during the year ended March 31, 2011. During the year ended March 31, 2012, $20,000 of operating income was received from Local Limited Partnerships compared to $79,000 received during the year ended March 31, 2011. Distributions and reporting fees received from Local Limited Partnerships vary due to the fact that Local Limited Partnerships make payments to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. The Partnership reimbursed the General Partner or an affiliate $(71,000) of operating expenses that were paid on the Partnership’s behalf compared to $(35,000) reimbursed during the year ended March 31, 2011. The Partnership also paid the General Partner or an affiliate $(430,000) in accrued asset management fees during the year ended March 31, 2012 compared to $(109,000) paid during the year ended March 31, 2011.

Accrued payables, which consist primarily of related party management fees due to the General Partner, increased (decreased) by approximately $(101,000), $(326,000), and $21,000 for the years ended March 31, 2013, 2012 and 2011, respectively. The General Partner does not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through May 31, 2014.

Future Contractual Cash Obligations

The following table summarizes the Partnership’s future contractual cash obligations as of March 31, 2013:

	2014	2015	2016	2017	2018	Thereafter	Total

Asset management fees (1)	$1,653,640	$51,000	$51,000	$51,000	$51,000	$1,632,000	$3,489,640
Total contractual cash obligations	$1,653,640	$51,000	$51,000	$51,000	$51,000	$1,632,000	$3,489,640

(1)	Asset management fees are payable annually until termination of the Partnership, which is to occur no later than 2050. The estimate of the fees payable included herein assumes the retention of the Partnership’s interest in all Housing Complexes until 2050. Amounts due to the General Partner as of March 31, 2013 have been included in the 2014 column. The General Partner does not anticipate that these fees will be paid until such time as capital reserves are in excess of the aggregate of the existing contractual obligations and the anticipated future foreseeable obligations of the Partnership.

For additional information regarding asset management fees, see Note 3 to the financial statements included elsewhere herein.

Off-Balance Sheet Arrangements

The Partnerships has no off-balance sheet arrangements.

Impact of Recent Accounting Pronouncements

See footnote 1 to the financial statements.

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Financial Statements and Supplementary Data

A - 6

REZNICK OPINION

Report of Independent Registered Public Accounting Firm

To the Partners

WNC California Housing Tax Credits III, L.P.

We have audited the accompanying balance sheet of WNC California Housing Tax Credits III, L.P. as of March 31, 2013, and the related statements of operations, partners’ deficit, and cash flows for the year then ended. WNC California Housing Tax Credits III, L.P.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. WNC California Housing Tax Credits III, L.P. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of WNC California Housing Tax Credits III, L.P.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNC California Housing Tax Credits III, L.P. as of March 31, 2013 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 15(a)(2) in the index related to the year ended March 31, 2013 is presented for the purpose of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied to the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ CohnReznick LLP

Bethesda, Maryland
May 14, 2013

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REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Partners

WNC California Housing Tax Credits III, L.P.

We have audited the accompanying balance sheet WNC California Housing Tax Credits III, L.P. (the Partnership) as of March 31, 2012, and the related statements of operations, partners’ deficit and cash flows for each of the years in the two-year period ended March 31, 2012. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNC California Housing Tax Credits III, L.P. as of March 31, 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under Item 15(a)(2) in the index related to the years above are presented for the purpose of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied to the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Reznick Group, P.C.

Bethesda, Maryland
June 14, 2012

www.reznickgroup.com

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

BALANCE SHEETS

	March 31
	2013	2012
ASSETS

Cash	$17,070	$107,982
Other assets	890	18,550

Total Assets	$17,960	$126,532

LIABILITIES AND PARTNERS’ DEFICIT

Liabilities:
Prepaid disposition proceeds	$-	$25,000
Accrued fees and expenses due to General Partner and affiliates (Note 3)	1,602,638	1,703,917

Total Liabilities	1,602,638	1,728,917

Partners’ deficit:
General Partner	(185,979)	(186,156)
Limited Partners (30,000 Partnership Units authorized; 17,957 and 18,000, respectively Partnership Units issued and outstanding)	(1,398,699)	(1,416,229)

Total partners’ deficit	(1,584,678)	(1,602,385)

Total Liabilities and Partners’ Deficit	$17,960	$126,532

See accompanying notes to financial statements

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

STATEMENTS OF OPERATIONS

For the years ended March 31, 2013, 2012 and 2011

	For the Years Ended March 31
	2013	2012	2011

Reporting fees	$1,200	$5,288	$20,733
Distribution income	-	14,641	58,086

Total income	1,200	19,929	78,819

Operating expenses:
Asset management fees (Note 3)	58,046	92,738	126,540
Accounting and legal fees	30,178	41,263	32,456
Outsourcing expenses	5,048	4,120	-
Mailing expense	1,977	2,766	-
Write off of other assets	6,838	-	-
Other	3,175	7,076	5,835

Total operating expenses	105,262	147,963	164,831

Loss from operations	(104,062)	(128,034)	(86,012)

Gain on sale of Local Limited Partnerships	121,751	381,961	57,600

Interest income	18	59	229

Net income (loss)	$17,707	$253,986	$(28,183)

Net income (loss) allocated to:
General Partner	$177	$2,540	$(282)

Limited Partners	$17,530	$251,446	$(27,901)

Net income (loss) per Partnership Unit	$.98	$13.97	$(1.55)

Outstanding weighted Partnership Units	17,957	18,000	18,000

See accompanying notes to financial statements

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

STATEMENTS OF PARTNERS’ DEFICIT

For the years ended March 31, 2013, 2012 and 2011

	General Partner	Limited Partners	Total

Partners’ deficit at March 31, 2010	$(188,414)	$(1,639,774)	$(1,828,188)

Net loss	(282)	(27,901)	(28,183)

Partners’ deficit at March 31, 2011	(188,696)	(1,667,675)	(1,856,371)

Net income	2,540	251,446	253,986

Partners’ deficit at March 31, 2012	(186,156)	(1,416,229)	(1,602,385)

Net income	177	17,530	17,707

Partners’ deficit at March 31, 2013	$(185,979)	$(1,398,699)	$(1,584,678)

See accompanying notes to financial statements

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2013, 2012 and 2011

	For the Years Ended March 31
	2013	2012	2011

Cash flows from operating activities:
Net income (loss)	$17,707	$253,986	$(28,183)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of Local Limited Partnerships	(121,751)	(381,961)	(57,600)
Increase in prepaid disposition proceeds	-	25,000	-
(Increase) decrease in other assets	17,660	(18,550)	-
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	(81,829)	(325,568)	20,976

Net cash used in operating activities	(168,213)	(447,093)	(64,807)

Cash flows from investing activities:
Net proceeds from sale of Local Limited Partnerships	77,301	381,961	57,600

Net cash provided by investing activities	77,301	381,961	57,600

Net decrease in cash	(90,912)	(65,132)	(7,207)

Cash, beginning of year	107,982	173,114	180,321

Cash, end of year	$17,070	$107,982	$173,114

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Taxes paid	$-	$800	$800

NON-CASH INVESTING AND FINANCING ACTIVITIES

Gain on sale of Local Limited Partnerships was increased and accrued fees and expenses due to the General Partner and affiliates was decreased for sales proceeds paid directly to Associates.	$19,450	$	$

See accompanying notes to financial statements

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC California Housing Tax Credits III, L.P. (the “Partnership”) is a California limited partnership formed under the laws of the State of California on October 5, 1992. The Partnership was formed to acquire limited partnership interests in other limited partnerships (“Local Limited Partnerships”) which own multi-family or senior housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership or operating agreement (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC Tax Credit Partners III, L.P. (the “General Partner”). WNC & Associates, Inc. (“Associates”) is the general partner of WNC Tax Credit Partners III, L.P. The chairman and president of Associates owns all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through Associates, as the Partnership has no employees of its own.

The Partnership shall continue to be in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

Pursuant to a registration statement filed with the Securities and Exchange Commission, on February 17, 1993, the Partnership commenced a public offering of 30,000 units of limited partnership interest (“Partnership Units”) at a price of $1,000 per Partnership Unit. As of the close of the public offering on July 22, 1994, a total of 17,990 Partnership Units representing $17,990,000 had been sold. During 1995, an additional 10 Partnership Units amounting to $10,000 was collected on subscriptions accepted and previously deemed uncollectible. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, in cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors in the Partnership (“Limited Partners”) will be allocated the remaining 99% of these items in proportion to their respective investments.

The proceeds from the disposition of any of the Local Limited Partnership properties will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the Partnership. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner would then be entitled to receive proceeds equal to their capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credit rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years, the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or their affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through May 31, 2014.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. All Local Limited Partnerships have completed their 15-year Compliance Period.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to wind down the Partnership as Low Income Housing Tax Credits are no longer available. Local Limited Partnership Interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of March 31, 2013.

As of March 31, 2012, the Partnership sold its Local Limited Partnership Interest in Rosewood Apartments L.P., Venus Retirement Village, Ltd, Winters Investment Group, Parlier Garden Apartments, L.P., Tahoe Pines Apartments, L.P., Candleridge Apartments of Perry L.P II, Nueva Sierra Vista Associates, L.P., Walnut-Pixley L.P., Memory Lane, L.P., and Orosi Apartments, Ltd.

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WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following table reflects the 5 Local Limited Partnership interests that were sold during the year ended March 31, 2013. No distributions will be made to the Limited Partners as a result of these dispositions. Each of the Local Limited Partnerships had completed its Compliance Period so there is no risk of recapture to the investors in the Partnership.

Local Limited Partnership	Debt at 12/31/2011	Appraisal Value	Date of Sale	Sales Price	Sales Related Expenses	Gain (loss) on Sale

Sun Manor, L.P.	$1,000,000	$490,000	4/30/2012	$30,000	$4,200	$25,800
Almond Garden Apartments Associates	1,300,000	740,000	5/1/2012	35,000	2,376	32,624
Buccaneer Villas, Limited	1,379,000	1,300,000	6/1/2012	22,450	232	22,218
Dallas County Housing, Ltd.	580,000	370,000	8/31/2012	21,953	3,015	18,938
Old Fort Limited Partnership	1,201,000	690,000	8/31/2012	25,000	2,829	22,171

The sales proceeds from the sale of Buccaneer Villas, Limited were paid directly to the General Partner or affiliates. As shown in the table below, $19,450 was used to reimburse the General Partner or affiliates for accrued asset management fees. The remaining $3,000 was returned to the Partnership’s reserves during the year ended March 31, 2013.

The following table represents the anticipated use of the cash proceeds from the dispositions of the five Local Limited Partnerships during the year ended March 31, 2013:

Local Limited Partnership	Cash Proceeds	Reimburse GP or affiliates for expenses	Payment of accrued asset management fees	Remaining cash to remain in reserves for future expense

Sun Manor, L.P.	$30,000	$-	$20,000	$10,000
Almond Garden Apartments Associates	35,000	-	25,000	10,000
Buccaneer Villas, Limited	22,450	-	19,450	3,000
Dallas County Housing, Ltd.	21,953	-	20,953	1,000
Old Fort Limited Partnership	25,000	-	22,000	3,000

As of March 31, 2013 the Local Limited Partnership Interest in Almond View Apartments, Limited was identified to be sold to an affiliate of the Local General Partner. Almond View was appraised for $295,000 and had a mortgage note balance of $1,616,729 as of December 31, 2012. The Partnership’s investment balance is zero. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required. The sale of the Local Limited Partnership is expected to close on June 30, 2013. The sales price has not yet been determined.

A - 16

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Method of Accounting For Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocated to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment and were being amortized over 27.5 years. (See Notes 2 and 3)

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income.

A - 17

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of March 31, 2013 and 2012, the Partnership had no cash equivalents.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for the periods presented.

Net Income (Loss) Per Partnership Unit

Net income (loss) per Partnership Unit includes no dilution and is computed by dividing loss available to Limited Partners by the weighted average number of Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

A - 18

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Impact of Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amended guidance modified the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIEs economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s financial statements.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of March 31, 2013 and 2012, the Partnership owns Local Limited Partnership interests in 3 and 8 Local Limited Partnerships, respectively. As of March 31, 2013 and 2012, these Local Limited Partnerships each own one Housing Complex consisting of an aggregate of 166 and 343 apartment units, respectively. The respective Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a limited partner, is generally entitled to 99%, as specified in the Local Limited Partnership agreements, of the operating profits and losses, taxable income and losses, and Low Income Housing Tax Credits of the Local Limited Partnerships.

The Partnership’s investments in Local Limited Partnerships as shown in the balance sheets at March 31, 2013 and 2012, are approximately $1,182,000 and $2,252,000, respectively, greater than the Partnership’s equity at the preceding December 31 as shown in the Local Limited Partnerships’ combined financial statements presented below. This difference is primarily due to unrecorded losses as discussed below, and acquisition, selection and other costs related to the acquisition of the investments which have been capitalized in the Partnership’s investment account along with impairment losses recorded in the Partnership’s investment account.

At March 31, 2013 and 2012, the investment accounts in all of Local Limited Partnerships have reached a zero balance. Consequently, all of the Partnership’s estimated share of losses for the years ended March 31, 2013, 2012 and 2011, amounting to approximately $288,000, $487,000, and $477,000, respectively, have not been recognized. As of March 31, 2013, the aggregate share of net losses not recognized by the Partnership amounted to $2,922,000.

A - 19

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

The financial information from the individual financial statements of the Local Limited Partnerships includes rental and interest subsidies. Rental subsidies are included in total revenues and interest subsidies are generally netted against interest expense. Approximate combined condensed financial information from the individual financial statements of the Local Limited Partnerships as of December 31 and for the years then ended is as follows:

COMBINED CONDENSED BALANCE SHEETS

	2012	2011
ASSETS

Buildings and improvements, net of accumulated depreciation as of December 31, 2012 and 2011 of $6,525,000 and $10,402,000 respectively.	$3,902,000	$7,921,000
Land	527,000	833,000
Other assets	523,000	1,259,000

Total Assets	$4,952,000	$10,013,000

LIABILITIES

Mortgage loans payable	$4,438,000	$9,998,000
Due to related parties	858,000	832,000
Other liabilities	1,464,000	1,569,000

Total Liabilities	6,760,000	12,399,000

PARTNERS’ DEFICIT

WNC California Housing Tax Credits III, L.P.	(1,182,000)	(2,252,000)
Other partners	(626,000)	(134,000)

Total Partners’ Deficit	(1,808,000)	(2,386,000)

Total Liabilities and Partners’ Deficit	$4,952,000	$10,013,000

A - 20

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2012	2011	2010

Revenues	$1,124,000	$2,273,000	$2,759,000

Expenses:
Operating expenses	798,000	1,717,000	2,014,000
Interest expense	248,000	418,000	473,000
Depreciation and amortization	369,000	629,000	754,000

Total expenses	1,415,000	2,764,000	3,241,000

Net loss	$(291,000)	$(491,000)	$(482,000)

Net loss allocable to the Partnership	$(288,000)	$(487,000)	$(477,000)

Net loss recorded by the Partnership	$-	$-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain operations of such Local Limited Partnerships.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partners or its affiliates for the following items:

Acquisition fees equal to 9% of the gross proceeds from the sale of Partnership Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships. At the end of all periods presented, the Partnership incurred acquisition fees of $1,620,000. Accumulated amortization of these capitalized costs was $1,620,000 as of all periods presented.

Reimbursement of costs incurred by the General Partners or an affiliate in connection with the acquisition of the Local Limited Partnerships. These reimbursements have not exceeded 1.5% of the gross proceeds. As of the end of all periods presented, the Partnership had incurred acquisition costs of $194,019 which have been included in investments in Local Limited Partnerships. As of all periods presented, the acquisition costs were fully amortized.

A - 21

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 3 – RELATED PARTY TRANSACTIONS, continued

An annual asset management fee equal to 0.5% of the Invested Assets of the Partnership, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership interests and the Partnership’s allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such Local Limited Partnerships. Asset management fees of $58,046, $92,738, and $126,540 were incurred during the years ended March 31, 2013, 2012 and 2011, respectively, of which $144,903, $429,628, and $108,645 was paid during the years ended March 31, 2013, 2012 and 2011, respectively.

The Partnership reimbursed the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were approximately $57,000, $71,000, and $35,000 during the years ended March 31, 2013, 2012 and 2011, respectively. The unpaid operating expenses reimbursable to the General Partner or its affiliates were $0, $14,422, and $3,100 for the years ended March 31, 2013, 2012 and 2011, respectively.

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	March 31,
	2013	2012

Expenses paid by the General Partner or an affiliate on behalf of the Partnership	$-	$14,422

Asset management fee payable	1,602,638	1,689,495

Total	$1,602,638	$1,703,917

The General Partner and/or its affiliates do not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of the future foreseeable working capital requirements of the Partnership. The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through May 31, 2014.

A - 22

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly operations for the years ended March 31 (rounded):

	June 30	September 30	December 31	March 31

2013

Income	$-	-	-	1,000

Operating expenses	39,000	27,000	18,000	21,000

Loss from operations	(39,000)	(27,000)	(18,000)	(20,000)

Gain on sale of Local Limited Partnerships	81,000	41,000	-	-

Net income (loss)	42,000	14,000	(18,000)	(20,000)

Net income (loss) available to Limited Partners	41,000	14,000	(18,000)	(19,000)

Net income (loss) per Partnership Unit	2	1	(1)	(1)

	June 30	September 30	December 31	March 31

2012

Income	$16,000	$2,000	$-	$2,000

Operating expenses	54,000	35,000	22,000	37,000

Loss from operations	(38,000)	(33,000)	(22,000)	(35,000)

Gain on sale of Local Limited Partnerships	356,000	-	26,000	-

Net income (loss)	318,000	(33,000)	4,000	(35,000)

Net income (loss) available to Limited Partners	315,000	(33,000)	4,000	(35,000)

Net income (loss) per Partnership Unit	17	(2)	-	(2)

A - 23

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED, continued

	June 30	September 30	December 31	March 31

2011

Income	$56,000	$14,000	$6,000	$3,000

Operating expenses	36,000	61,000	35,000	33,000

Loss from operations	20,000	(47,000)	(29,000)	(30,000)

Gain on sale of Local Limited Partnerships	-	25,000	33,000	-

Net income (loss)	20,000	(22,000)	4,000	(30,000)

Net income (loss) available to Limited Partners	20,000	(22,000)	4,000	(30,000)

Net income (loss) per Partnership Unit	1	(1)	-	(2)

A - 24

WNC California Housing Tax Credits III, L.P.

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2013

		As of March 31, 2013		As of December 31, 2012
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Buildings and Equipment	Accumulated Depreciation	Net Book Value

Almond View Apartments, Ltd.(1)	Stockton, California	$1,639,000	$1,639,000	$1,617,000	$110,000	$3,424,000	$(2,273,000)	$1,261,000

Colonial Village Roseville	Roseville, California	2,811,000	2,811,000	1,485,000	316,000	5,127,000	(3,359,000)	2,084,000

La Paloma del Sol Limited Partnership	Deming, New Mexico	254,000	254,000	1,336,000	101,000	1,876,000	(893,000)	1,084,000

		$4,704,000	$4,704,000	$4,438,000	$527,000	$10,427,000	$(6,525,000)	$4,429,000

(1) The Local Limited Partnership has been identified for sale as of March 31, 2013

A - 25

WNC California Housing Tax Credits III, L.P.

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2013

	For the year ended December 31, 2012
Local Limited Partnership Name	Rental Income	Net Loss	Year Investment Acquired	Status	Estimated Useful Life (Years)

Almond View Apartments, Ltd.(1)	$296,000	$(222,000)	1994	Completed	27.5

Colonial Village Roseville	578,000	(66,000)	1993	Completed	27.5

La Paloma del Sol Limited Partnership	217,000	(3,000)	1993	Completed	40
	$1,091,000	$(291,000)

(1) The Local Limited Partnership has been identified for sale as of March 31, 2013.

A - 26

WNC California Housing Tax Credits III, L.P.

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2012

		As of March 31, 2012		As of December 31, 2011
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Buildings and Equipment	Accumulated Depreciation	Net Book Value

Almond Garden Apartment Associates (1)	Delhi, California	$391,000	$391,000	$1,300,000	$93,000	$1,850,000	$(1,159,000)	$784,000

Almond View Apartments, Ltd.(2)	Stockton, California	1,639,000	1,639,000	1,634,000	110,000	3,424,000	(2,152,000)	1,382,000

Buccaneer Associates, Limited (2)	Fernandia Beach, Florida	365,000	365,000	1,379,000	60,000	2,158,000	(999,000)	1,219,000

Colonial Village Roseville	Roseville, California	2,811,000	2,811,000	1,557,000	316,000	5,126,000	(3,176,000)	2,266,000

Dallas County Housing, Ltd.	Orrville, Alabama	130,000	130,000	580,000	35,000	774,000	(397,000)	412,000

La Paloma del Sol Limited Partnership	Deming, New Mexico	254,000	254,000	1,347,000	101,000	1,846,000	(832,000)	1,115,000

Old Fort Highway Limited Partnership	Hidalgo, Texas	249,000	249,000	1,201,000	78,000	1,760,000	(806,000)	1,032,000

Sun Manor, L.P. (1)	Itta Bena, Mississippi	230,000	230,000	1,000,000	40,000	1,385,000	(881,000)	544,000

		$6,069,000	$6,069,000	$9,998,000	$833,000	$18,323,000	$(10,402,000)	$8,754,000

(1) The Local Limited Partnership has been identified for sale as of March 31, 2012 and was sold subsequent thereto.

(2) The Local Limited Partnership has been identified for sale as of March 31, 2012

A - 27

WNC California Housing Tax Credits III, L.P.

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2012

	For the year ended December 31, 2011
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Status	Estimated Useful Life (Years)

Almond Garden Apartment Associates (1)	$216,000	$(49,000)	1994	Completed	27.5

Almond View Apartments, Ltd.(2)	265,000	(254,000)	1994	Completed	27.5

Buccaneer Associates, Limited (2)	325,000	(16,000)	1994	Completed	40

Colonial Village Roseville	576,000	(90,000)	1993	Completed	27.5

Dallas County Housing, Ltd.	98,000	5,000	1993	Completed	40

La Paloma del Sol Limited Partnership	209,000	(10,000)	1993	Completed	40

Old Fort Limited Partnership	249,000	(25,000)	1993	Completed	40

Sun Manor, L.P. (1)	202,000	(52,000)	1993	Completed	27.5

	$2,140,000	$(491,000)

(1) The Local Limited Partnership has been identified for sale as of March 31, 2012 and was sold subsequent thereto.

(2) The Local Limited Partnership has been identified for sale as of March 31, 2012.

A - 28

WNC California Housing Tax Credits III, L.P.

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2011

		As of March 31, 2011		As of December 31, 2010
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Buildings and Equipment	Accumulated Depreciation	Net Book Value

Almond Garden Apartment Associates	Delhi, California	$391,000	$391,000	$1,310,000	$93,000	$1,815,000	$ (1,089,000)	$819,000

Almond View Apartments, Ltd.	Stockton, California	1,639,000	1,639,000	1,650,000	110,000	3,424,000	(2,031,000)	1,503,000

Buccaneer Associates, Limited	Fernandia Beach, Florida	365,000	365,000	1,401,000	60,000	2,158,000	(945,000)	1,273,000

Colonial Village Roseville	Roseville, California	2,811,000	2,811,000	1,557,000	315,000	5,127,000	(2,990,000)	2,452,000

Dallas County Housing, Ltd.	Orrville, Alabama	130,000	130,000	584,000	35,000	774,000	(378,000)	431,000

La Paloma del Sol Limited Partnership	Deming, New Mexico	254,000	254,000	1,347,000	101,000	1,811,000	(774,000)	1,138,000

Memory Lane Limited Partnership	Yankton, South Dakota	151,000	151,000	640,000	25,000	894,000	(631,000)	288,000

Old Fort Highway Limited Partnership	Hidalgo, Texas	249,000	249,000	1,211,000	78,000	1,753,000	(746,000)	1,085,000

Orosi Apartments, Ltd. (1)	Orosi, California	461,000	461,000	1,754,000	100,000	2,416,000	(841,000)	1,675,000

Sun Manor, L.P.	Itta Bena, Mississippi	230,000	230,000	1,001,000	40,000	1,378,000	(823,000)	595,000

Walnut - Pixley, L.P.(1)	Orange, California	1,078,000	1,078,000	742,000	690,000	2,104,000	(1,073,000)	1,721,000

		$7,759,000	$7,759,000	$13,197,000	$1,647,000	$23,654,000	$ (12,321,000)	$12,980,000

(1) The Local Limited Partnership has been identified for disposition as of March 31, 2011.

A - 29

WNC California Housing Tax Credits III, L.P.

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2011

	For the year ended December 31, 2010
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Status	Estimated Useful Life (Years)

Almond Garden Apartment Associates	$207,000	$(56,000)	1994	Completed	27.5

Almond View Apartments, Ltd.	290,000	(252,000)	1994	Completed	27.5

Buccaneer Associates, Limited	307,000	(35,000)	1994	Completed	40

Colonial Village Roseville	572,000	(58,000)	1993	Completed	27.5

Dallas County Housing, Ltd.	97,000	2,000	1993	Completed	40

La Paloma del Sol Limited Partnership	210,000	(5,000)	1993	Completed	40

Memory Lane Limited Partnership	98,000	(8,000)	1994	Completed	25

Old Fort Limited Partnership	257,000	(6,000)	1993	Completed	40

Orosi Apartments, Ltd. (1)	258,000	(19,000)	1993	Completed	50

Sun Manor, L.P.	203,000	(29,000)	1993	Completed	27.5

Walnut - Pixley, L.P. (1)	185,000	(16,000)	1993	Completed	40

	$2,684,000	$(482,000)

(1) The Local Limited Partnership has been identified for disposition as of March 31, 2011.

A - 30

ANNEX B - QUARTERLY FINANCIAL INFORMATION

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

B - 1

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2013	March 31, 2013

ASSETS

Cash	$10,698	$17,070
Other assets	7,050	890
Investments in Local Limited Partnerships, net (Note 2)	-	-

Total Assets	$17,748	$17,960

LIABILITIES AND PARTNERS’ DEFICIT

Liabilities:
Accrued fees and expenses due to General Partner and affiliates (Note 3)	$1,629,901	$1,602,638

Total Liabilities	1,629,901	1,602,638

Partners’ Deficit:
General Partner	(186,254)	(185,979)
Limited Partners (30,000 Partnership Units authorized; 17,957 and 18,000 Partnership Units issued and outstanding)	(1,425,899)	(1,398,699)

Total Partners’ Deficit	(1,612,153)	(1,584,678)

Total Liabilities and Partners’ Deficit	$17,748	$17,960

See accompanying notes to condensed financial statements

B - 2

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended September 30, 2013 and 2012

(Unaudited)

	2013		2012
	Three Months	Six Months	Three Months	Six Months

Distribution income	$12,130	$13,130	$-	$-
Reporting fees	-	-	-	600

Total operating income	12,130	13,130	-	600

Operating expenses:
Asset management fees (Note 3)	9,132	21,861	14,693	32,588
Legal and accounting fees	16,810	21,720	7,698	26,325
Outsourcing expenses	1,160	2,460	3,125	3,796
Other	801	2,973	1,439	3,691

Total operating expenses	27,903	49,014	26,955	66,400

Loss from operations	(15,773)	(35,884)	(26,955)	(65,800)

Gain on sale of Local Limited Partnerships	8,409	8,409	41,109	121,751

Interest income	-	-	5	16

Net income (loss)	$(7,364)	$(27,475)	$14,159	$55,967

Net income (loss) allocated to:
General Partner	$(74)	$(275)	$142	$560

Limited Partners	$(7,290)	$(27,200)	$14,017	$55,407

Net income (loss) per Partnership Unit	$(1)	$(2)	$1	$3

Outstanding weighted Partnership Units	17,957	17,957	18,000	18,000

See accompanying notes to condensed financial statements

B - 3

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

CONDENSED STATEMENT OF PARTNERS’ DEFICIT

For the Six Months Ended September 30, 2013

(Unaudited)

	General	Limited
	Partner	Partners	Total

Partners’ deficit at March 31, 2013	$(185,979)	$(1,398,699)	$(1,584,678)

Net loss	(275)	(27,200)	(27,475)

Partners’ deficit at September 30, 2013	$(186,254)	$(1,425,899)	$(1,612,153)

See accompanying notes to condensed financial statements

B - 4

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended September 30, 2013 and 2012

(Unaudited)

	2013	2012

Cash flows from operating activities:
Net income (loss)	$(27,475)	$55,967
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Increase) decrease in other assets	(6,160)	11,712
Gain on sale of Local Limited Partnerships	(8,409)	(121,751)
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	27,263	(85,213)

Net cash used in operating activities	(14,781)	(139,285)

Cash flows from investing activities:
Net proceeds from sale of Local Limited Partnerships	8,409	77,301

Net cash provided by investing activities	8,409	77,301

Net decrease in cash	(6,372)	(61,984)

Cash, beginning of period	17,070	107,982

Cash, end of period	$10,698	$45,998

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Gain on sale of Local Limited Partnerships was increased and accrued fees and expenses due to the General Partner and affiliates was decreased for sales proceeds paid directly to Associates.	$-	$19,450

See accompanying notes to condensed financial statements

B - 5

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2014. For further information, refer to the financial statements and footnotes thereto included in the Partnership’s annual report on Form 10-K for the fiscal year ended March 31, 2013.

Organization

WNC California Housing Tax Credits III, L.P. (the “Partnership”), is a California Limited Partnership formed under the laws of the State of California on October 5, 1992 and began operations on July 19, 1993. The Partnership was formed to acquire limited partnership interests in other limited partnerships (“Local Limited Partnerships”) which own multi-family or senior housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complexes. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC California Housing Tax Credit Partners III, L.P. (the “General Partner”).WNC & Associates, Inc. (“Associates”) and Wilfred N. Cooper Sr. are the general partners of the General Partner. The chairman and president of Associates own all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through Associates as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

Pursuant to a registration statement filed with the Securities and Exchange Commission, on February 17, 1993, the Partnership commenced a public offering of 30,000 units of limited partnership interest (“Partnership Units”) at a price of $1,000 per Partnership Unit. As of the close of the public offering on July 22, 1994, a total of 17,990 Partnership Units representing $17,990,000 had been sold. During 1995, an additional 10 Partnership Units amounting to $10,000 was collected on subscriptions accepted and previously deemed uncollectible. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, in cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors in the Partnership (“Limited Partners”) will be allocated the remaining 99% of these items in proportion to their respective investments. As of September 30, 2013, a total of 17,957 Partnership Units remain outstanding.

B - 6

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The proceeds from the disposition of any of the Local Limited Partnership Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the Partnership. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner would then be entitled to receive proceeds equal to their capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or a non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar Housing Complexes, and neighborhood conditions, among others.

B - 7

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through November 30, 2014.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met. All remaining Local Limited Partnerships have completed their Compliance Periods.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

B - 8

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership. Local Limited Partnership interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of September 30, 2013.

As of March 31, 2013, the Partnership sold its Local Limited Partnership Interest in Rosewood Apartments L.P., Venus Retirement Village, Ltd, Winters Investment Group, Parlier Garden Apartments, L.P., Tahoe Pines Apartments, L.P., Candle ridge Apartments of Perry L.P II, Nueva Sierra Vista Associates, L.P., Walnut – Pixley, L.P., Orosi Apartments, Ltd., Memory Lane, L.P., Sun Manor, L.P., Almond Garden Apartment Associates, Buccaneer Villas, Limited, Dallas County Housing and Old Fort Limited Partnership.

The following table reflects the dispositions that occurred during the six months ended September 30, 2013. The Compliance Period for all Local Limited Partnerships has been completed so there is no risk of tax credit recapture to the investors in the Partnership.

Local Limited Partnership	Debt at prior 12/31 from sale date	Appraisal Value	Date of Sale	Sales Proceeds	Actual Sale Related Expenses	Gain (loss) on sale
Almond View Apartments, Limited	$1,616,729	$295,000	7/31/2013	$2,500	$2,080	$420
La Paloma del Sol, Phase II, L.P.	1,336,172	810,000	8/31/2013	10,000	2,011	7,989

The following table represents the use of the cash proceeds from the disposition of the Local Limited Partnerships that were disposed of during the six months ended September 30, 2013:

Local Limited Partnership	Cash Proceeds	Reimburse GP or affiliates for expenses	Payment of accrued asset management fees	Remaining cash to remain in reserves for future expenses	Cash distribution to investors
Almond View Apartments, Limited	$2,500	$-	$-	$2,500	$-
La Paloma del Sol, Phase II, L.P.	10,000	2,441	-	7,559	-

As of September 30, 2013, the Local Limited Partnership Interest in Colonial Village Roseville was identified to be sold. Colonial Village Roseville was appraised for $2,655,000 and had a mortgage note balance of $1,485,033 as of December 31, 2012. The Partnership’s investment balance is zero. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required. The sale of the Local Limited Partnership is expected to close by March 31, 2014.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were amortized over 27.5 years (see Note 2).

B - 9

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

“Equity in losses of Local Limited Partnerships” for the periods ended September 30, 2013 and 2012 has been recorded by the Partnership. Management’s estimate for the three and six-month periods is based on either actual unaudited results reported by the Local Limited Partnerships or historical trends in the operations of the Local Limited Partnerships. Equity in losses of Local Limited Partnerships allocated to the Partnership are not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended (see Note 2).

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received by the Partnership are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as income. As of September 30, 2013, all of the investment balances had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of September 30, 2013 and March 31, 2013, the Partnership had no cash equivalents.

B - 10

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Net Loss Per Partnership Unit

Net loss per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average number of Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

Reclassifications

Certain reclassifications have been made to the 2012 financial statements to be consistent with the 2013 presentation.

B - 11

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of September 30, 2013 and March 31, 2013, the Partnership owns Local Limited Partnership interests in 1 and 3 Local Limited Partnerships, respectively. As of September 30, 2013 and March 31, 2013, these Local Limited Partnerships own one Housing Complex consisting of an aggregate of 56 and 166 apartment units, respectively. The Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a Limited Partner, is generally entitled to 99%, as specified in the Local Limited Partnership governing agreements, of the operating profits and losses, taxable income and losses, and Low Income Housing Tax Credits of the Local Limited Partnerships.

Selected financial information for the six months ended September 30, 2013 and 2012 from the unaudited combined condensed financial statements of the Local Limited Partnerships in which the partnership has invested is as follows:

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2013	2012

Revenue	$431,000	$625,000
Expenses:
Operating expenses	294,000	469,000
Interest expense	88,000	135,000
Depreciation and amortization	139,000	204,000

Total expenses	521,000	808,000

Net loss	$(90,000)	(183,000)

Net loss allocable to the Partnership	$(88,000)	(181,000)

Net loss recorded by the Partnership	$-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership may be required to sustain operations of such Local Limited Partnerships.

B - 12

WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended September 30, 2013

(Unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following items:

(a)	An annual asset management fee equal to 0.5% of the invested assets of the Partnership, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnerships and the Partnership’s allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such Local Limited Partnerships. Fees of $21,861 and $32,588 were incurred during the six months ended September 30, 2013 and 2012, respectively. The Partnership paid the General Partner and its affiliates $15,000 and $134,903 of those fees during the six months ended September 30, 2013 and 2012, respectively.

(b)	A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the Limited Partners receiving a preferred return of 16% through December 31, 2003 and 6% thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No such fees were earned during the periods presented.

(c)	The Partnership reimburses the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were $17,003 and $37,101 during the six months ended September 30, 2013 and 2012, respectively.

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	September 30, 2013	March 31, 2013

Expenses paid by the General Partner or affiliates on behalf of the Partnership	$20,402	$-
Asset management fee payable	1,609,499	1,602,638
Total	$1,629,901	$1,602,638

The General Partner and/or its affiliates do not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

B - 13

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credit property market and the economy in general, as well as legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this Consent Solicitation Statement and in reports filed with the SEC.

The following discussion and analysis compares the results of operations for the three and six months ended September 30, 2013 and 2012, and should be read in conjunction with the condensed unaudited financial statements and accompanying notes included within this report.

Financial Condition

The Partnership’s assets at September 30, 2013 consisted of $11,000 in cash and $7,000 in other assets. Liabilities at September 30, 2013, consisted of $1,630,000 of accrued fees and expenses due to the General Partner and affiliates.

Results of Operations

Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012 The Partnership’s net loss for the three months ended September 30, 2013 was $(7,000), reflecting a decrease of $(21,000) from the $14,000 net income for the three months ended September 30, 2012. The decrease in net income was primarily due to a decrease of $(33,000) in gain on sale of Local Limited Partnerships for the three months ended September 30, 2013. The gains recorded vary from period to period depending on the sale prices and values of the Local Limited Partnerships sold. The distribution income increased by $12,000 for the three months ended September 30, 2013. Local Limited Partnerships pays distributions to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. There was a $(9,000) increase in legal and accounting fees for the three months ended September 30, 2013 due to the timing of the accounting work performed. Additionally, there was a $6,000 decrease in asset management fees for the three months ended September 30, 2013. These fees are calculated based on the invested assets, which decreased due to the dispositions of Local Limited Partnerships.

 Six Months Ended September 30, 2013 Compared to Six Months Ended September 30, 2012 The Partnership’s net loss for the six months ended September 30, 2013 was $(27,000), reflecting a decrease of $(83,000) from the $56,000 net income for the six months ended September 30, 2012. The decrease in net income was partially due to a $(114,000) decrease in gain on sale of Local Limited Partnerships for the six months ended September 30, 2013. The gain on sale of Local Limited Partnerships vary from period to period as discussed above. There was also an $11,000 decrease in asset management fees for the six months ended September 30, 2013. These fees are calculated based on the invested assets, which decreased due to the dispositions of Local Limited Partnerships. There was a $4,000 decrease in legal and accounting fees for the six months ended September 30, 2013 due to the timing of the accounting work performed. Total operating income increased by $12,000 for the six months ended September 30, 2013. Local Limited Partnerships pay distribution income and reporting fees to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

B - 14

Liquidity and Capital Resources

Six Months Ended September 30, 2013 Compared to Six Months Ended September 30, 2012 The net cash used during the six months ended September 30, 2013 was $(6,000) compared to net cash used during the six months ended September 30, 2012 of $(62,000). During the six months ended September 30, 2013, the Partnership paid $(15,000) and $(17,000) to the General Partner or an affiliate for accrued asset management fees and reimbursement of operating expenses paid on behalf of the Partnership, respectively, compared to $(135,000) and $(37,000) paid during the six months ended September 30, 2012. During the six months ended September 30, 2013, the Partnership received $8,000 in net cash proceeds from the disposition of two of its Local Limited Partnerships compared to $77,000 of net cash proceeds received during the six months ended September 30, 2012.

During the six months ended September 30, 2013 accrued payables, which consist primarily of asset management fees to the General Partner or affiliates, increased by $(27,000). The General Partner does not anticipate that these accrued fees will be paid in full until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

The Partnership expects its future cash flows, together with its net available assets at September 30, 2013, to be insufficient to meet all currently foreseeable future cash requirements. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through November 30, 2014.

Recent Accounting Changes

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s condensed financial statements.

B - 15

WNC California Housing Tax Credits III, L.P. (the "Partnership") Solicited by the General Partner on behalf of the Partnership.
CONTROL ID:
REQUEST ID:

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated January 2, 2014 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or February 28, 2014, unless the solicitation period is extended by the General Partner in its sole discretion (“Expiration Date”). The undersigned, as record holder of ____ units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CF3. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.
PHONE : 1-866-752-VOTE(8683).

PRELIMINARY MATERIALS

WNC California Housing Tax Credits III, L.P. (the "Partnership")		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposals	à	FOR	AGAINST	ABSTAIN

The addition of Section 5.3.5 to the Partnership’s Agreement of Limited Partnership to read as follows:
“Section 5.3.5.  Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Partnership shall be permitted to sell its interest in Colonial Village Roseville, a California limited partnership for a price equal to the “Net Value” to any party, including an Affiliate of the General Partner.The “Net Value” shall be the amount that would result from a sale of the Property of Colonial Village Roseville at the appraised value of the Property set forth in a third party appraisal with an effective date of not more than six months prior to the date of sale, less all obligations that would be payable therefrom by Colonial Village Roseville and the Partnership.”

		☐	☐	☐
CONTROL REQUEST ID:

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2013

(Print Name of Limited Partner and/or co-Limited Partner

(Signature of Limited Partner)

(Second Signature if held jointly)